As filed with the Securities and Exchange Commission on March 29, 2007

Registration Nos. 333-132936, 333-131970, 333-116241, 333-86720, 333-71850,

333-62422, 333-07657, 333-34149, 333-53499, 333-73405, 333-30928

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Credit Suisse Group

(Exact Name of Registrant as Specified in Its Charter)
Canton of Zurich, Switzerland
(State or Other Jurisdiction of Incorporation or Organization)
98-0215385
(I.R.S. Employer Identification No.)
Paradeplatz 8, P.O. Box 1
CH 8070 Zurich, Switzerland
+41 44 212 1616
(Address and telephone number of Registrant’s principal executive offices)

Credit Suisse

(Exact Name of Registrant as Specified in Its Charter)

Canton of Zurich, Switzerland

(State or Other Jurisdiction of Incorporation or Organization)

13-5015677

(I.R.S. Employer Identification No.)

Paradeplatz 8

CH 8070 Zurich, Switzerland

+41 44 333 1111

(Address and telephone number of Registrant’s principal executive offices)

Credit Suisse (USA), Inc.	Credit Suisse Group Finance (Delaware) LLC I	Credit Suisse Group Finance (Guernsey) Limited
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)
Delaware	Delaware	Guernsey
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
13-1898818	98-0489582	N/A
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
Eleven Madison Avenue	Helvetia Court	Helvetia Court
New York, New York 10010	South Esplanade	South Esplanade
(212) 325-2000	St. Peter Port	St. Peter Port
(Address and telephone number of	Guernsey, Channel Islands GYI 3WF	Guernsey, Channel Islands GYI 3WF
Registrant’s principal executive offices)	+44 1481 724 605	+44 1481 724 605
	(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)
Credit Suisse Group Capital	Credit Suisse Group Capital	Credit Suisse Group Capital
(Guernsey) Limited	(Delaware) Trust I	(Delaware) LLC I
Credit Suisse Group Capital	Credit Suisse Group Capital	Credit Suisse Group Capital
(Guernsey) IX Limited	(Delaware) Trust II	(Delaware) LLC II
Credit Suisse Group Capital	Credit Suisse Group Capital	Credit Suisse Group Capital
(Guernsey) X Limited	(Delaware) Trust III	(Delaware) LLC III
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)
Guernsey	Delaware	Delaware
(State or Other Jurisdiction of Incorporation or Organ ization)	(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
N/A	76-6217758, 76-6217759, 76-0823425	76-0823414, 98-0489585, 98-0489588
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
Helvetia Court	c/o Chase Bank USA, National Association	Helvetia Court
South Esplanade	500 Stanton Christiana Road, Building 4	South Esplanade
St. Peter Port	(Third Floor)	St. Peter Port
Guernsey, Channel Islands GYI 3WF	Newark, Delaware 19713	Guernsey, Channel Islands GYI 3WF
+44 1481 724 605	302-552-6279	+44 1481 724 605
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)
D. Neil Radey
General Counsel
Credit Suisse (USA), Inc.
Eleven Madison Avenue
New York, New York 10010
(212) 325-2000
(Name, address and telephone number of agent for service)

(cover continues)

Copies to:
Urs Rohner
General Counsel Credit Suisse Group
Paradeplatz 8, P.O. Box 1
CH 8070 Zurich, Switzerland
+41 44 212 1616
Alan L. Beller
Craig B. Brod	John T. Bostelman	René Bösch
David I. Gottlieb	Sullivan & Cromwell LLP	Homburger
Cleary Gottlieb Steen & Hamilton LLP	125 Broad Street	Weinbergstrasse 56-58
One Liberty Plaza	New York, New York 10004	CH 8006 Zurich, Switzerland
New York, New York 10006	(212) 558-4000	+41 43 222 10 00
(212) 225-2000	(302) 651-7700

Graham Hall	Doneene K. Damon
Carey Olsen	Richards, Layton & Finger, P.A.
7 New Street	One Rodney Square
St. Peter Port	P.O. Box 551
Guernsey GY1 4BZ	Wilmington, Delaware 19899
+44 (0) 1481 727272	(302) 651-7700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities of Credit Suisse Group(2)	—	—	—	—
Senior Debt Securities
Subordinated Debt Securities
Warrants of Credit Suisse Group(2)	—	—	—	—
Debt Warrants
Equity Warrants
Other Warrants
Shares, with a par value of CHF 0.50, of Credit Suisse Group(3)	—	—	—	—
Debt Securities of Credit Suisse(2)	—	—	—	—
Senior Debt Securities
Subordinated Debt Securities
Capital Securities
Warrants of Credit Suisse(2)	—	—	—	—
Debt Warrants
Other Warrants
Subordinated Guarantees of Credit Suisse Group in connection with the Guaranteed Senior Debt Securities of Credit Suisse (USA), Inc.(4)(5)
Guarantees of Credit Suisse in connection with the Guaranteed Senior Debt Securities of Credit Suisse (USA), Inc.(4)(5)	—	—	—	—
Guaranteed Senior Debt Securities of Credit Suisse (USA), Inc.(5)
Guaranteed Senior Debt Securities of	—	—	—	—
Credit Suisse Group Finance (Delaware) LLC I
Credit Suisse Group Finance (Guernsey) Limited
Guaranteed Subordinated Debt Securities of	—	—	—	—
Credit Suisse Group Finance (Delaware) LLC I
Credit Suisse Group Finance (Guernsey) Limited
Guarantees of Credit Suisse Group in connection with the Guaranteed Senior and Subordinated Debt Securities of various finance subsidiaries (4)	—	—	—	—
Capital Securities of Credit Suisse Group(2)
Trust Preferred Securities of	—	—	—	—
Credit Suisse Group Capital (Delaware) Trust I
Credit Suisse Group Capital (Delaware) Trust II
Credit Suisse Group Capital (Delaware) Trust III
Company Preferred Securities of	—	—	—	—
Credit Suisse Group Capital (Delaware) LLC I
Credit Suisse Group Capital (Delaware) LLC II
Credit Suisse Group Capital (Delaware) LLC III
Credit Suisse Group Capital (Guernsey) Limited
Credit Suisse Group Capital (Guernsey) IX Limited
Credit Suisse Group Capital (Guernsey) X Limited
Subordinated Guarantees of Credit Suisse Group in connection with Capital Securities of Credit Suisse Group(4)	—	—	—	—

(1)                This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through affiliates of the Registrants, including Credit Suisse Securities (USA) LLC. An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at indeterminable prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion, or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee, except for $403,796 that has already been paid with respect to approximately $13,152,964,000 aggregate initial offering price of securities that were previously registered pursuant to the registration statements of Credit Suisse (USA), Inc. listed in the text below this table. Pursuant to Rule 457(p), such unutilized filing fees may be applied to the filing fee payable pursuant to this Registration Statement.

(2)                In connection with Debt Securities, Warrants or Guarantees, each of Credit Suisse Group and Credit Suisse may act through its head office or any one of its branches. Any convertible Debt Securities or Warrants issued by Credit Suisse will not be convertible into shares of Credit Suisse Group or of Credit Suisse.

(3)                The Shares are being registered in connection with issuances from time to time of Shares upon exercise of Warrants or conversion or exchange of convertible or exchangeable Debt Securities, Guaranteed Senior Debt Securities, Guaranteed Subordinated Debt Securities, Company Preferred Securities or Trust Preferred Securities registered hereunder. A separate registration statement on Form F-6 (Registration No. 333-13926) has been used for the registration of American depositary shares evidenced by the American depositary receipts issuable upon deposit of the Shares registered hereby.

(4)                No separate consideration will be received for the Guarantees of Credit Suisse Group in connection with the Guaranteed Senior Debt Securities and the Guaranteed Subordinated Debt Securities of various finance subsidiaries, the Subordinated Guarantees of Credit Suisse Group in connection with the Capital Securities of Credit Suisse Group, or the Subordinated Guarantees of Credit Suisse Group and the Guarantees of Credit Suisse in connection with the Guaranteed Senior Debt Securities of Credit Suisse (USA), Inc.

(5)                Registered for market-making purposes only, and not for initial issuance.

In accordance with Rule 429 under the Securities Act, this Registration Statement constitutes a post-effective amendment to the registration statement of Credit Suisse Group (Registration No. 333-132936) in respect of the registration of (i) Debt Securities and Warrants of Credit Suisse, (ii) Guaranteed Senior Debt Securities of Credit Suisse (USA), Inc. only for the purposes of market-making transactions and (iii) the Subordinated Guarantees of Credit Suisse Group and the Guarantees of Credit Suisse in connection with the Guaranteed Senior Debt Securities of Credit Suisse (USA), Inc. only for the purposes of market-making transactions and the withdrawal from registration of the Guaranteed Senior Debt Securities and Guaranteed Subordinated Debt Securities of Credit Suisse Group Finance (Luxembourg) Limited S.A., and a post-effective amendment to the registration statements of Credit Suisse (USA), Inc., described below, that were filed in connection with the initial issuance of such Guaranteed Senior Debt Securities. No filing fee is payable in respect of the Subordinated Guarantees of Credit Suisse Group and the Guarantees of Credit Suisse, as no separate consideration will be paid or received in respect of such guarantees.

As noted above, this Registration Statement constitutes Post-Effective Amendment No. 1 to Credit Suisse Group’s Registration Statement No. 333-132936, which became effective on April 3, 2006, and constitutes Post-Effective Amendment No. 1 to the following registration statements filed by Credit Suisse (USA), Inc. in connection with the initial issuance of its Guaranteed Senior Debt Securities: Registration Statement No. 333-131970, which became effective on February 21, 2006; Registration Statement No. 333-116241, which was declared effective on June 15, 2004;  Registration Statement No. 333-86720, which was declared effective on April 22, 2002;  Registration Statement No. 333-71850, which was declared effective on October 19, 2001; Registration Statement No. 333-62422, which was declared effective on June 28, 2001; Registration Statement No. 333-07657, which was declared effective on August 15, 1996; Registration Statement No. 333-34149, which was declared effective on August 22, 1997; Registration Statement No. 333-53499, which was declared effective on May 22, 1998; and Registration Statement No. 333-30928, which was declared effective on March 1, 2000.

EXPLANATORY NOTE

The Registration Statement constitutes Post-Effective Amendment No. 1 to Credit Suisse Group’s Registration Statement No. 333-132936, which became effective on April 3, 2006, and constitutes Post-Effective Amendment No. 1 to the following registration statements filed by Credit Suisse (USA), Inc. in connection with the initial issuance of its Guaranteed Senior Debt Securities: Registration Statement No. 333-131970, which became effective on February 21, 2006; Registration Statement No. 333-116241, which was declared effective on June 15, 2004; Registration Statement No. 333-86720, which was declared effective on April 22, 2002; Registration Statement No. 333-71850, which was declared effective on October 19, 2001; Registration Statement No. 333-62422, which was declared effective on June 28, 2001; Registration Statement No. 333-07657, which was declared effective on August 15, 1996; Registration Statement No. 333-34149, which was declared effective on August 22, 1997; Registration Statement No. 333-53499 which was declared effective on May 22, 1998; and Registration Statement No. 333-30928 which was declared effective on March 1, 2000. The Post-Effective Amendment to the registration statements originally filed by Credit Suisse (USA), Inc. is filed on Form F-3 rather than Form S-3, because Credit Suisse Group, Credit Suisse and, as a result of the guarantees provided by them in connection with the outstanding securities of Credit Suisse (USA), Inc., Credit Suisse (USA), Inc., are eligible to file on Form F-3.

This Post-Effective Amendment No. 1 is being filed to:

•        add Credit Suisse and Credit Suisse (USA), Inc. as registrants under the Registration Statement, in the case of Credit Suisse (USA), Inc. only for the purposes of market-making transactions in connection with the Guaranteed Senior Debt Securities of Credit Suisse (USA), Inc. covered by this Registration Statement,

•        amend the prospectuses contained in the registration statements filed by Credit Suisse (USA), Inc. in connection with the initial issuance of its Guaranteed Senior Debt Securities to reflect the issuance of the Subordinated Guarantees of Credit Suisse Group and the Guarantees of Credit Suisse, both relating to such securities only for the purposes of market-making transactions in connection with such securities,

•        provide for the issuance by Credit Suisse, a wholly-owned subsidiary of Credit Suisse Group, of Debt Securities, Warrants and, only for the purpose of market-making transactions, Guarantees in connection with the Guaranteed Senior Debt Securities of Credit Suisse (USA), Inc.,

•        provide for the issuance by Credit Suisse Group of Subordinated Guarantees in connection with the Guaranteed Senior Debt Securities of Credit Suisse (USA), Inc. only for the purpose of market-making transactions, and

•        withdraw the registration of the Guaranteed Senior Debt Securities and Guaranteed Subordinated Debt Securities of Credit Suisse Group Finance (Luxembourg) Limited S.A., previously registered on Credit Suisse Group’s Registration Statement No. 333-132936.

Credit Suisse Group

Debt Securities

Warrants

Guarantees

Credit Suisse

Debt Securities
Warrants

Guarantees

Credit Suisse (USA), Inc.

Certain Guaranteed Senior Debt Securities issued previously and further described herein

Credit Suisse Group Finance (Delaware) LLC I

Credit Suisse Group Finance (Guernsey) Limited

Guaranteed Debt Securities

Credit Suisse Group Capital (Delaware) Trust I

Credit Suisse Group Capital (Delaware) Trust II

Credit Suisse Group Capital (Delaware) Trust III

Trust Preferred Securities

Credit Suisse Group Capital (Delaware) LLC I

Credit Suisse Group Capital (Delaware) LLC II

Credit Suisse Group Capital (Delaware) LLC III

Credit Suisse Group Capital (Guernsey) Limited

Credit Suisse Group Capital (Guernsey) IX Limited

Credit Suisse Group Capital (Guernsey) X Limited

Company Preferred Securities

Credit Suisse Group or Credit Suisse (in each case, acting through its head office or any one of its branches) may from time to time offer to sell debt securities, which may consist of senior and subordinated notes or other types of debt, including capital securities and debt convertible into or exchangeable for shares or American depositary shares of Credit Suisse Group (in the case of Credit Suisse Group only), securities of any entity unaffiliated with Credit Suisse Group, a basket of such securities, an index or indices of such securities or any combination of the foregoing.

In addition, Credit Suisse Group or Credit Suisse (in each case, acting through its head office or any one of its branches) may from time to time offer to sell any of the following securities:

•         warrants or warrants in the form of subscription rights to purchase equity securities or debt securities of Credit Suisse Group, securities of any entity unaffiliated with Credit Suisse Group, a basket of such securities, an index or indices of such securities or any combination of the foregoing; and

•         guarantees of debt securities.

Credit Suisse Group and Credit Suisse have fully and unconditionally guaranteed all the obligations of Credit Suisse (USA), Inc. (Credit Suisse (USA)) under its guaranteed senior debt securities, or the Guaranteed Senior Debt Securities, further described in “Description of the Guaranteed Senior Debt Securities of Credit Suisse (USA)” and “Description of the Guarantees of the Guaranteed Senior Debt Securities of Credit Suisse (USA).” The obligations of Credit Suisse Group under its guarantees of these securities are subordinated as described in this prospectus.

Credit Suisse Group Finance (Delaware) LLC I and Credit Suisse Group Finance (Guernsey) Limited may offer and sell debt securities, including senior and subordinated debt securities and debt securities convertible or exchangeable into shares or American depositary shares of Credit Suisse Group, securities of any entity unaffiliated with Credit Suisse Group, a basket of such securities, an index or indices of such securities or any combination of the foregoing, that are fully and unconditionally guaranteed by Credit Suisse Group.

Credit Suisse Group Capital (Delaware) Trust I, Credit Suisse Group Capital (Delaware) Trust II and Credit Suisse Group Capital (Delaware) Trust III may offer and sell trust preferred securities representing beneficial interests in the relevant trust, in one or more offerings.

Credit Suisse Group Capital (Delaware) LLC I, Credit Suisse Group Capital (Delaware) LLC II, Credit Suisse Group Capital (Delaware) LLC III, Credit Suisse Group Capital (Guernsey) Limited, Credit Suisse Group Capital (Guernsey) IX Limited and Credit Suisse Group Capital (Guernsey) X Limited may offer and sell company preferred securities, in one or more offerings.

Each of the trust preferred securities and company preferred securities, which we sometimes collectively refer to as capital securities of Credit Suisse Group, will be fully and unconditionally guaranteed on a subordinated basis by Credit Suisse Group.

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

These securities may be offered directly or to or through underwriters, agents or dealers, including Credit Suisse Securities (USA) LLC. The names of any other underwriters, agents or dealers will be included in a supplement to this prospectus.

Investing in our securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The debt securities of Credit Suisse are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, including outstanding securities of Credit Suisse (USA), in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

Credit Suisse

The date of this prospectus is March 29, 2007.

Table of Contents

ABOUT THIS PROSPECTUS	2
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS	3
WHERE YOU CAN FIND MORE INFORMATION	3
FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
RATIO OF EARNINGS TO FIXED CHARGES	6
CREDIT SUISSE GROUP	6
CREDIT SUISSE	7
CREDIT SUISSE (USA)	7
THE FINANCE SUBSIDIARIES	7
THE TRUSTS	8
THE COMPANIES	8
DESCRIPTION OF DEBT SECURITIES	9
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DENOMINATED DEBT SECURITIES	36
FOREIGN CURRENCY RISKS	39
DESCRIPTION OF WARRANTS	40
DESCRIPTION OF SHARES	43
DESCRIPTION OF CAPITAL SECURITIES OF CREDIT SUISSE GROUP	45
DESCRIPTION OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)	54
DESCRIPTION OF THE GUARANTEES OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)	63
ERISA	65
TAXATION	67
PLAN OF DISTRIBUTION	75
MARKET-MAKING ACTIVITIES	77
LEGAL MATTERS	77
EXPERTS	77

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY OTHER STATEMENT OR FREE WRITING PROSPECTUS WE AUTHORIZE IN THE FUTURE. AT THE DATE OF THIS PROSPECTUS, WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THESE DOCUMENTS.

ABOUT THIS PROSPECTUS

In this prospectus, the term “trust” refers to Credit Suisse Group Capital (Delaware) Trust I, Credit Suisse Group Capital (Delaware) Trust II or Credit Suisse Group Capital (Delaware) Trust III, each a Delaware statutory trust organized, in the event of certain offerings of capital securities, to issue trust preferred securities representing beneficial interests in the relevant trust, fully and unconditionally guaranteed on a subordinated basis by Credit Suisse Group.

The term “company” refers to Credit Suisse Group Capital (Delaware) LLC I, Credit Suisse Group Capital (Delaware) LLC II or Credit Suisse Group Capital (Delaware) LLC III, each a Delaware limited liability company (collectively, the “Delaware companies”), and Credit Suisse Group Capital (Guernsey) Limited, Credit Suisse Group Capital (Guernsey) IX Limited or Credit Suisse Group Capital (Guernsey) X Limited, each a Guernsey limited company (collectively, the “Guernsey companies”), formed, in the event of certain offerings of capital securities, to issue company preferred securities and company common securities, fully and unconditionally guaranteed on a subordinated basis by Credit Suisse Group.

The term “finance subsidiary” refers to Credit Suisse Group Finance (Delaware) LLC I, a Delaware limited liability company, and Credit Suisse Group Finance (Guernsey) Limited, a Guernsey limited company, each of which may issue debt securities fully and unconditionally guaranteed by Credit Suisse Group. Credit Suisse Group Finance (Guernsey) Limited and Credit Suisse Group Finance (Delaware) LLC I are 100% owned finance subsidiaries of Credit Suisse Group. Credit Suisse Group has guaranteed the securities previously issued by Credit Suisse Group Finance (Guernsey) Limited and will fully and unconditionally guarantee any securities issued by the finance subsidiaries pursuant to this registration statement. There are no significant restrictions on the ability of Credit Suisse Group to obtain funds from its subsidiaries by dividends or loans.

Credit Suisse Group does not expect any of the trusts, companies or finance subsidiaries to file reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the Securities and Exchange Commission, or the SEC. None of the trusts, companies or Credit Suisse Group Finance (Delaware) LLC I has commenced operations and each has only nominal assets and liabilities as of the date of this prospectus.

As permitted by Rule 12h-5 under the Exchange Act, Credit Suisse (USA) no longer files reports under the Exchange Act with the SEC. In accordance with Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act, Credit Suisse Group’s financial statements include condensed consolidating financial information for Credit Suisse (USA) in a footnote to those financial statements.

The terms “we,” “our,” and “us” refer to Credit Suisse Group and, unless the context requires otherwise, will include Credit Suisse Group’s wholly-owned bank subsidiary, Credit Suisse, the trusts, the companies, the finance subsidiaries and our other subsidiaries. In the section of this prospectus entitled “Description of Warrants,” the terms “we,” “our,” and “us” refer to Credit Suisse Group or Credit Suisse, as issuer of the securities described in such sections. In the sections of this prospectus entitled “Description of Shares,” “Description of Capital Securities of Credit Suisse Group—Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group” and “Description of Capital Securities of Credit Suisse Group—Description of Subordinated Debt Securities in Connection with Certain Capital Securities of Credit Suisse Group,”  the terms “we,” “our” and “us” refer to Credit Suisse Group, as issuer of the securities described in such sections.

Credit Suisse Group’s and Credit Suisse’s financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. Credit Suisse Group’s and Credit Suisse’s

financial statements are denominated in Swiss francs, the legal tender of Switzerland. When we refer to “CHF,” we mean Swiss francs. When we refer to “USD” or “$,” we mean U.S. dollars.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Credit Suisse Group is a global financial services company, and Credit Suisse is a bank, domiciled in Switzerland. Many of their directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries, the trusts and the companies), and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of their assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on Credit Suisse Group, Credit Suisse or their respective directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries, the trusts and the companies) or have any of them appear in a U.S. court. We have been advised by Homburger, Swiss counsel to Credit Suisse Group and Credit Suisse, and Carey Olsen, Guernsey counsel to the companies organized in Guernsey, that there is doubt as to enforceability in Switzerland and Guernsey, as applicable, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

Credit Suisse Group files, and Credit Suisse will file, annual reports and other information with the SEC. You may read and copy any document Credit Suisse Group or Credit Suisse files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information regarding issuers that file electronically with the SEC. Reports and other information concerning the business of Credit Suisse Group may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

The SEC allows Credit Suisse Group and Credit Suisse to “incorporate by reference” the information they file with the SEC, which means that Credit Suisse Group and Credit Suisse can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Credit Suisse Group and Credit Suisse file later with the SEC and which is incorporated by reference will automatically update and supersede this information.

Credit Suisse Group incorporates by reference the documents listed below and Credit Suisse Group and Credit Suisse incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Credit Suisse Group’s and Credit Suisse’s reports on Form 6-K furnished to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the reports expressly state that Credit Suisse Group or Credit Suisse, as the case may be, incorporates them (or such portions) by reference in this prospectus. Credit Suisse Group hereby incorporates by reference the following:

•       its annual report on Form 20-F for the year ended December 31, 2006; and

•       its report on Form 6-K filed on March 28, 2007.

You may request a copy of these filings, at no cost, by writing or telephoning Credit Suisse Group at its principal executive offices at the following address:

Credit Suisse Group
Paradeplatz 8, P.O. Box 1
CH-8070 Zurich, Switzerland
Attention: Investor Relations
+41 44 212 1616

Internet: http://www.credit-suisse.com/investors/en/index.html

We are not incorporating the contents of the website into this prospectus.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. You should not place undue reliance on these statements. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. Such forward-looking statements may include, without limitation, statements relating to the following:

•       our plans, objectives or goals;

•       our future economic performance or prospects;

•       the potential effect on our future performance of certain contingencies; and

•       assumptions underlying any such statements.

Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

•       the ability to maintain sufficient liquidity and to access capital markets;

•       market and interest rate fluctuations;

•       the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations in particular;

•       the ability of counterparties to meet their obligations to us;

•       the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations;

•       political and social developments, including war, civil unrest or terrorist activity;

•       the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

•       operational factors such as systems failure, human error or the failure to implement procedures properly;

•       actions taken by regulators with respect to our business and practices in one or more of the countries in which we conduct our operations;

•       the effects of changes in laws, regulations or accounting policies or practices;

•       competition in geographic and business areas in which we conduct our operations;

•       the ability to retain and recruit qualified personnel;

•       the ability to maintain our reputation and promote our brands;

•       the ability to increase market share and control expenses;

•       technological changes;

•       the timely development and acceptance of our new products and services and the perceived overall value of these products and services by users;

•       acquisitions, including the ability to integrate acquired businesses successfully and divestitures, including the ability to sell non-core assets and businesses;

•       the adverse resolution of litigation and other contingencies; and

•       our success at managing the risks involved in the foregoing.

We caution you that the foregoing list of important factors is not exhaustive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risk factors and other information set forth in Credit Suisse Group’s annual report on Form 20-F for the year ended December 31, 2006, and subsequent annual reports on Form 20-F filed by Credit Suisse Group and Credit Suisse with the SEC; Credit Suisse Group’s and Credit Suisse’s reports on Form 6-K filed with the SEC; and the risk factors relating to Credit Suisse Group and Credit Suisse, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

USE OF PROCEEDS

Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus by Credit Suisse Group, Credit Suisse or the finance subsidiaries for general corporate purposes, including refinancing existing indebtedness outside Switzerland. We may also invest the net proceeds temporarily in short-term securities.

In the event of any offering of capital securities by Credit Suisse Group, except as we may otherwise describe in a prospectus supplement, we will use the net proceeds for general corporate purposes outside Switzerland. In addition, the relevant trust may use the net proceeds from the sale of any trust preferred securities to purchase corresponding company preferred securities, subordinated debt securities of Credit Suisse Group or one of its branches or subsidiaries or other eligible investments. The relevant company may use the net proceeds from the sale of company preferred securities to the relevant trust or directly to investors and company common securities to Credit Suisse Group or one of its branches or subsidiaries to purchase corresponding subordinated debt securities of Credit Suisse Group or one of its branches or subsidiaries, or other eligible investments, and to pay certain expenses related to any such offering.

The proceeds of any issuance of capital securities of Credit Suisse Group will be included in the Tier 1 capital of Credit Suisse Group, calculated on a consolidated basis, in accordance with and to the extent permitted by Swiss banking law and regulations.

None of Credit Suisse Group, Credit Suisse or Credit Suisse (USA) will receive any of the proceeds from the sale of the outstanding Guaranteed Senior Debt Securities of Credit Suisse (USA). All offers and sales of these securities will be for the accounts of the broker-dealer subsidiaries of Credit Suisse Group in connection with market-making transactions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Credit Suisse Group’s and Credit Suisse’s ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2006	2005	2004	2003		2002
Ratio of Earnings to Fixed Charges(1)
Credit Suisse Group(2)	1.24	1.17	1.32	1.26		0.94
Credit Suisse(3)	1.21	1.13	1.27	1.24	(4)	0.89	(4)

(1)          For purposes of calculating the ratio of earnings to fixed charges, earnings consist of profit/loss from continuing operations before taxes, extraordinary items, cumulative effect of changes in accounting principles and minority interests less income from investments in associates plus fixed charges. Fixed charges for these purposes consist of (a) interest expense, (b) a portion of rentals, reflecting a two-thirds portion of premises and real estate expenses, deemed representative of the interest factor and (c) preferred dividend requirements in connection with preferred securities of subsidiaries.

(2)          The deficiency in the coverage of fixed charges by earnings before fixed charges was CHF 1,346 million for the year ended December 31, 2002.

(3)          The deficiency in the coverage of fixed charges by earnings before fixed charges was CHF 2,306 million for the year ended December 31, 2002.

(4)          Based on the combined statements of income of Credit Suisse, which represent the combined statements of income of the former Credit Suisse First Boston and Credit Suisse, which were merged in May 2005, with Credit Suisse First Boston as the surviving entity (the name of which was changed to Credit Suisse).

CREDIT SUISSE GROUP

Credit Suisse Group is a global financial services company domiciled in Switzerland. Its activities are operated and managed in three reporting segments: Investment Banking, Private Banking and Asset Management.

Credit Suisse Group is a publicly held corporation and its registered shares are listed on the SWX Swiss Exchange (and traded since June 25, 2001 through virt-x) and, in the form of American depositary shares, on the New York Stock Exchange, Inc. Credit Suisse Group’s registered head office is located at Paradeplatz 8, P.O. Box 1, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-212-1616.

Credit Suisse Group, Guernsey branch, was established in 1986 and is a vehicle for various funding activities of Credit Suisse Group. The Guernsey branch exists as part of Credit Suisse Group and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes.

The Guernsey branch is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands, GY1 3WF, and its telephone number is 44-1481-724-605.

Credit Suisse Group may act through its Guernsey branch in connection with the debt securities and the subordinated debt securities issued in connection with certain capital securities as described in this prospectus and the applicable prospectus supplement.

CREDIT SUISSE

Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse’s registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse’s registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

Credit Suisse may act through any of its branches in connection with the debt securities, warrants and guarantees as described in this prospectus and the applicable prospectus supplement. Credit Suisse, Guernsey branch, was established in 1997 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands, GY1 3WF, and its telephone number is 44-1481-724-605.

Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

CREDIT SUISSE (USA)

Credit Suisse (USA) is a leading integrated investment bank serving institutional, corporate, government and high-net-worth individual clients. Credit Suisse (USA) is an indirect wholly-owned subsidiary of Credit Suisse Group. Credit Suisse (USA)’s principal executive office is in New York. Credit Suisse (USA)’s principal subsidiary is Credit Suisse Securities (USA) LLC, Credit Suisse Group’s principal U.S. registered broker-dealer subsidiary. Effective January 16, 2006, Credit Suisse (USA) changed its name from Credit Suisse First Boston (USA), Inc. to Credit Suisse (USA), Inc.

The principal executive offices of Credit Suisse (USA) are located at Eleven Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

THE FINANCE SUBSIDIARIES

Credit Suisse Group Finance (Delaware) LLC I is a Delaware limited liability company. Credit Suisse Group Finance (Guernsey) Limited is a Guernsey limited company. The finance subsidiaries exist for the purpose of issuing debt securities, the proceeds of which will be advanced to, or otherwise invested in, subsidiaries or affiliates of Credit Suisse Group. In the event that a finance subsidiary issues any debt securities covered by this prospectus, Credit Suisse Group will guarantee such debt securities on a full and unconditional basis.

The principal executive offices of the Delaware and Guernsey finance subsidiaries are located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands GY1 3WF. Their telephone number is 44-1481-724-605.

THE TRUSTS

Each of Credit Suisse Group Capital (Delaware) Trust I, Credit Suisse Group Capital (Delaware) Trust II and Credit Suisse Group Capital (Delaware) Trust III is a Delaware statutory trust. Our Delaware companies are grantors of the trusts. The trusts exist, in the event of certain offerings of capital securities of Credit Suisse Group, to issue trust preferred securities representing a beneficial interest in the relevant trust, together with rights under a subordinated guarantee of Credit Suisse Group, corresponding company preferred securities and/or subordinated debt securities issued by Credit Suisse Group or one of its branches or subsidiaries or other eligible investments. The trusts may pass the dividends or other payments they receive on company preferred securities or interest or other payments they receive on the subordinated debt securities, as the case may be, through to holders as distributions on trust preferred securities. The trusts cannot engage in other activities (other than those incidental to the foregoing activities). Company preferred securities or subordinated debt securities, if any, and rights under the subordinated guarantee will be the only assets of the trusts. Credit Suisse Group will pay all expenses and liabilities of the trusts.

Each trust will be treated as a grantor trust for U.S. federal income tax purposes. As a result, holders will be treated as beneficial owners of interests in company preferred securities or subordinated debt securities, if any, and rights under a subordinated guarantee for U.S. federal income tax purposes.

The principal executive offices of each trust are located at c/o Chase Bank USA, National Association, 500 Stanton Christiana Road, Building 4 (Third Floor), Newark, Delaware 19713. Their telephone number is (302) 552-6279.

THE COMPANIES

Each of Credit Suisse Group Capital (Delaware) LLC I, Credit Suisse Group Capital (Delaware) LLC II and Credit Suisse Group Capital (Delaware) LLC III is a Delaware limited liability company, and each of Credit Suisse Group Capital (Guernsey) Limited, Credit Suisse Group Capital (Guernsey) IX Limited and Credit Suisse Group Capital (Guernsey) X Limited is a Guernsey limited company. The companies are wholly owned by Credit Suisse Group. The companies may, in the event of certain offerings of capital securities of Credit Suisse Group, acquire and hold subordinated debt securities issued by Credit Suisse Group or one of its branches or subsidiaries or other eligible investments, and will issue company common securities and company preferred securities. The company preferred securities may or may not give investors in such securities any beneficial interest in the underlying assets of the relevant company but will afford them rights under a subordinated guarantee of Credit Suisse Group. Credit Suisse Group or one of its branches or subsidiaries will purchase all the company common securities, which represent 100% of the voting rights in the relevant company. Each company may apply the cash generated by the subordinated debt securities or other eligible investments, if any, to pay dividends to the applicable trust, as the initial holder of the company preferred securities, or directly to investors, and to Credit Suisse Group, as the holder of the company common securities.

The principal executive offices of each company are located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands GY1 3WF. Their telephone number is 44-1481-724-605.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that may be offered by Credit Suisse Group or Credit Suisse, directly or through one of its branches, or the finance subsidiaries pursuant to this prospectus (each referred to herein as a “relevant issuer”). The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in the related prospectus supplement at the time of the offer.

General

As used in this prospectus, “debt securities” means the senior and subordinated debentures, notes, bonds, guarantees and other evidences of indebtedness, including capital securities (in case of Credit Suisse only), that the relevant issuer issues and Credit Suisse Group fully and unconditionally guarantees (as described below under “—Credit Suisse Group Guarantees”) and, in each case, the trustee authenticates and delivers under the applicable indenture.

Credit Suisse Group may issue senior debt securities or subordinated debt securities, directly or through one of its branches or finance subsidiaries. Credit Suisse may issue senior debt securities, subordinated debt securities or capital securities, directly or through one of its branches. Any convertible debt securities issued by Credit Suisse will not be convertible into shares of Credit Suisse Group or Credit Suisse. Senior debt securities, subordinated debt securities and capital securities, other than any subordinated debt securities or subordinated guarantees issued in connection with capital securities of Credit Suisse Group, will be issued in one or more series under the senior indenture or the subordinated indenture between Credit Suisse Group and The Bank of New York, as successor to JPMorgan Chase Bank, N.A., as trustee (in the case of Credit Suisse Group) or the senior indenture or subordinated indenture between Credit Suisse and The Bank of New York, as trustee (in the case of Credit Suisse). The senior indentures and the subordinated indentures have been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

The finance subsidiaries may issue either senior guaranteed debt securities or subordinated guaranteed debt securities. Senior guaranteed debt securities and subordinated guaranteed debt securities will be issued in one or more series under either the senior indenture or the subordinated indenture among the relevant finance subsidiary, The Bank of New York, as successor to JPMorgan Chase Bank, N.A., as trustee, and Credit Suisse Group, as guarantor. The senior indenture and the subordinated indenture of each of the finance subsidiaries have been qualified under the Trust Indenture Act.

In the following discussion, we sometimes refer to these indentures collectively as the “indentures.”

This prospectus briefly outlines the provisions of the indentures. The terms of the indentures will include both those stated in the indentures and those made part of the indentures by the Trust Indenture Act. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you.

Credit Suisse Group is a holding company and depends upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities and guarantees. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Credit Suisse Group’s right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Credit Suisse Group’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Credit Suisse Group’s and Credit Suisse’s subsidiaries that limit their ability to pay dividends and make loans and advances to Credit Suisse Group and Credit Suisse, as the case may be.

The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of the relevant issuer in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including a change in control of the relevant issuer or the guarantor (if any).

Issuances in Series

The indentures do not limit the amount of debt that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, any series may be reopened for issuances of additional debt securities of that series. The debt securities will not be secured by any property or assets of the relevant issuer or the finance subsidiaries.

The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms may include:

•       whether the debt securities are issued by Credit Suisse Group or Credit Suisse, or by a finance subsidiary and guaranteed by Credit Suisse Group;

•       whether the debt securities are senior or subordinated and whether they are capital securities;

•       the total principal amount of the debt securities;

•       the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described (to the extent not already described herein);

•       the date or dates on which principal will be payable and whether the debt securities will be payable on demand by the holders on any date;

•       the manner in which payments of principal, premium or interest will be calculated and whether any rate will be fixed or based on an index or formula or the value of one or more securities, commodities, currencies or other assets, including but not limited to;

•        whether the debt security bears a fixed rate of interest or bears a floating rate of interest, including whether the debt security is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described below);

•        if the debt security is an indexed note (as defined below) the terms relating to the particular series of debt securities;

•        if the debt security is an amortizing note (as defined below), the amortization schedule and any other terms relating to the particular series of debt securities;

•       the interest payment dates;

•       whether any sinking fund is required;

•       optional or mandatory redemption terms;

•       authorized denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof;

•       the terms on which holders of the debt securities may or are required to exercise, convert or exchange these securities into or for securities of Credit Suisse Group or one or more other entities and any specific terms relating to the exercise, conversion or exchange feature;

•       the currency in which the debt securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

•       whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

•       information describing any book-entry features;

•       whether and under what circumstances additional amounts will be paid on any debt securities as a result of withholding taxes and whether the debt securities can be redeemed if additional amounts must be paid;

•       the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series; and

•       any other terms consistent with the above.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Interest and Interest Rates

Each series of debt securities that bears interest will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for, at the fixed or floating rate specified in the series of debt securities, until the principal amount has been paid or made available for payment. Interest will be payable on each interest payment date (except for certain original issue discount notes (as defined below) and except for a series of debt securities issued between a regular record date and an interest payment date) and at maturity or on redemption or repayment, if any. In the event that the maturity date of any series of debt securities or any date fixed for redemption or repayment of any series of debt securities is not a business day, principal and interest payable at maturity or upon redemption or repayment will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due. The relevant issuer or the guarantor (if any) will not pay any additional interest as a result of the delay in payment except as otherwise provided under “—Payment of Additional Amounts.” Unless otherwise indicated in the applicable prospectus supplement, interest payments in respect of a series of debt securities will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable series of debt securities) to but excluding the related interest payment date or the maturity date, as the case may be.

Interest will be payable to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the related interest payment date, except that:

•       if the relevant issuer fails to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the debt security is registered at the close of business on the record date the relevant issuer will establish for the payment of defaulted interest; and

•       interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

The first payment of interest on any series of debt securities originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date.

Fixed Rate Notes

Each fixed rate debt security, which we refer to as a fixed rate note, will bear interest at the annual rate specified in the applicable prospectus supplement. The interest payment dates for fixed rate notes will be specified in the applicable prospectus supplement and the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date unless otherwise specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. The relevant issuer will not pay any additional interest as a result of the delay in payment.

Floating Rate Notes

Unless otherwise specified in an applicable prospectus supplement, floating rate debt securities, which we refer to as floating rate notes, will be issued as described below. Each applicable prospectus supplement will specify certain terms with respect to which such floating rate note is being delivered, including:

•       whether the floating rate note is a regular floating rate note, an inverse floating rate note or a floating rate/fixed rate note (if not specified, the floating rate note will be a regular floating rate note);

•       the interest rate basis or bases;

•       initial interest rate;

•       interest reset dates;

•       interest reset period;

•       interest payment dates;

•       index maturity, if any;

•       maximum interest rate and minimum interest rate, if any;

•       the spread and/or spread multiplier, if any; and

•       if one or more of the specified interest rate bases is LIBOR, the index currency, if any, as described below.

Unless otherwise specified in the applicable prospectus supplement, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.

The interest rate borne by the floating rate notes will be determined as follows:

•       Unless a floating rate note is a floating rate/fixed rate note or an inverse floating rate note, the floating rate note will be a regular floating rate note and, except as described below or in an applicable prospectus supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•        plus or minus the applicable spread, if any; and/or

•        multiplied by the applicable spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, commencing on the initial interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

If a floating rate note is a floating rate/fixed rate note, then, except as described below or in an applicable prospectus supplement, the floating rate/fixed rate note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•       plus or minus the applicable spread, if any; and/or

•       multiplied by the applicable spread multiplier, if any.

Commencing on the initial interest reset date, the rate at which interest on the floating rate/fixed rate note will be payable shall be reset as of each interest reset date, except that:

•       the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

•       the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable prospectus supplement) to the maturity date will be the fixed interest rate specified in the applicable prospectus supplement, or if no fixed interest rate is so specified and the floating rate/fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the floating rate/fixed rate note on the day immediately preceding the fixed rate commencement date.

If a floating rate note is an inverse floating rate note, then, except as described below or in an applicable prospectus supplement, the inverse floating rate note will bear interest equal to the fixed interest rate specified in the applicable prospectus supplement:

•       minus the rate determined by reference to the interest rate basis or bases;

•       plus or minus the applicable spread, if any; and/or

•       multiplied by the applicable spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, the interest rate on an inverse floating rate note will not be less than zero. Commencing on the initial interest reset date, the rate at which interest on such inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

Unless otherwise provided in the applicable prospectus supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each day will be:

•       if such day is an interest reset date, the interest rate as determined on the interest determination date (as defined below) immediately preceding such interest reset date; or

•       if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date.

Except for the fixed rate period described above for floating rate/fixed rate notes, interest on floating rate notes will be determined by reference to an interest rate basis, which may be one or more of:

•       the CD rate;

•       the Commercial Paper rate;

•       the Federal Funds rate/Federal Funds open rate;

•       LIBOR;

•       the Prime rate;

•       the Treasury rate; or

•       any other interest rate basis or interest rate formula described in the applicable prospectus supplement.

The “spread” is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The “spread multiplier” is the percentage of the related interest rate basis or bases applicable to a floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such floating rate note. The “index maturity” is the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated.

Each applicable prospectus supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified interest reset period and the dates on which such interest rate will be reset. Unless otherwise specified in the applicable prospectus supplement, the interest reset date will be, in the case of floating rate notes which reset:

•       daily, each business day;

•       weekly, a business day that occurs in each week as specified in the applicable prospectus supplement (with the exception of weekly reset Treasury rate notes, which will reset the Tuesday of each week except as specified below);

•       monthly, a business day that occurs in each month as specified in the applicable prospectus supplement;

•       quarterly, a business day that occurs in each third month as specified in the applicable prospectus supplement;

•       semi-annually, a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

•       annually, a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

If any interest reset date for any floating rate note would otherwise be a day that is not a business day, that interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis, if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

The term “business day” means, unless otherwise specified in the applicable prospectus supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable series of debt securities and:

•       with respect to LIBOR notes, “business day” will also require a London business day;

•       with respect to any series of debt securities denominated in euros, “business day” will also require a day on which the TransEuropean Real-Time Gross Settlement Express Transfer (TARGET) System is in place; and

•       with respect to any series of debt securities denominated in a specified currency other than U.S. dollars or euros, “business day” will not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the specified currency.

•       “London business day” means a day that is both a business day and a day on which dealings in deposits in any currency specified in the applicable prospectus supplement are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

Except as provided below or in an applicable prospectus supplement, interest will be payable on the maturity date and in the case of floating rate notes which reset:

•       daily, weekly or monthly, on a business day that occurs in each month as specified in the applicable prospectus supplement;

•       quarterly, on a business day that occurs in each third month as specified in the applicable prospectus supplement;

•       semi-annually, on a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

•       annually, on a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

If any interest payment date for any floating rate note would otherwise be a day that is not a business day, that interest payment date will be the next succeeding day that is a business day, and we will not pay any additional interest as a result of the delay in payment (except to the extent otherwise provided in the applicable prospectus supplement) except that if a floating rate note is a LIBOR note and if the next business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

All percentages resulting from any calculation on floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate notes for which the interest rate basis is the CD rate, the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate, LIBOR or the Prime rate, or by the actual number of days in the year in the case of floating rate notes for which the interest rate basis is the Treasury rate. The accrued interest factor for floating rate notes for which the interest rate may be calculated with reference to two or more interest rate bases will be calculated in each period by selecting one such interest rate basis for such period in accordance with the provisions of the applicable prospectus supplement.

The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be the rate determined as of the interest determination date. Unless otherwise specified in the applicable prospectus supplement, the interest determination date with respect to the CD rate, the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate and the Prime rate will be the second business day preceding each interest reset date for the related floating rate note; and the interest determination date with respect to LIBOR will be the second London business day preceding each interest reset date. With respect to the Treasury rate, unless otherwise specified in an applicable prospectus supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills (as defined below) are normally auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday on the week preceding the related interest reset date, the related interest determination date will be such preceding Friday; and provided, further, that if an auction falls on any interest reset date then the related interest reset date will instead be the first business day following such auction. Unless otherwise specified in the applicable prospectus supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the applicable prospectus supplement.

Unless otherwise provided for in the applicable prospectus supplement, The Bank of New York will be the calculation agent and for each interest reset date will determine the interest rate with respect to any floating rate note as described below. The calculation agent will notify the relevant issuer, the paying agent and the trustee of each determination of the interest rate applicable to a floating rate note promptly after such determination is made. The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such floating rate note. Unless otherwise specified in the applicable prospectus supplement, the “calculation date,” where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine the interest rate basis with respect to floating rate notes as follows:

CD Rate Notes. CD rate debt securities, which we refer to as CD rate notes, will bear interest at the interest rate (calculated with reference to the CD rate and the spread and/or spread multiplier, if any) specified in the CD rate notes and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, “CD rate” means, with respect to any interest determination date relating to a CD rate note, the rate on the date for negotiable certificates of deposit having the index maturity designated in the applicable prospectus supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates” (“H.15(519)”) under the heading “CDs (secondary market),” or any successor publication or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the CD rate will be the rate on such interest determination date for negotiable certificates of deposit of the index maturity designated in the applicable prospectus supplement as published by the Federal Reserve Bank of New York in its daily update of H.15 available through the world-wide web site of the Board of Governors of the Federal Reserve System at “http://www.federalreserve.gov/releases/H15/ update” (“H15 daily update”) or any successor site or publication of the Board of Governors under the heading “Certificates of Deposit.” If such rate is not yet published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to an interest determination date, the calculation agent will calculate the CD rate on that interest determination date, which will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date, for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity designated in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time as quoted by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent (after consultation with us); provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting as set forth above, the CD rate with respect to such interest determination date will be the same as the CD rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest shall be the initial interest rate).

Commercial Paper Rate Notes.   Commercial Paper rate debt securities, which we refer to as Commercial Paper rate notes, will bear interest at the interest rate (calculated with reference to the Commercial Paper rate and the spread and/or spread multiplier, if any) specified in the Commercial Paper rate notes and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, “Commercial Paper rate” means, with respect to any interest determination date relating to a Commercial Paper rate note, the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable prospectus supplement, as published in H.15(519), under the heading “Commercial Paper—Non-financial.” In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading “Commercial Paper—Non-financial” (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively). If by 3:00 p.m., New York City time, on that calculation date the rate is not yet available in either H.15(519) or H.15 daily update, then the calculation agent will calculate the Commercial Paper rate on that interest determination date, which will be the money market yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is “AA.” or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected by the calculation agent (after consultation with us); provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting offered rates as set forth above, the Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

“Money market yield” will be a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the period for which interest is being calculated.

Federal Funds Rate Notes/Federal Funds Open Rate Notes.   Federal Funds rate debt securities, which we refer to as Federal Funds rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds rate and the spread and/or spread multiplier, if any) specified in the Federal Funds rate notes and in the applicable prospectus supplement. Federal Funds open rate debt securities, which we refer to as Federal Funds open rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds open rate and the spread and/or spread multiplier, if any) specified in the Federal Funds open rate notes and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “Federal Funds rate” means, with respect to any interest determination date relating to a Federal Funds rate note, the rate on such date for Federal Funds as published in H.15(519) opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any page which may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Federal Funds rate will be the rate on that interest determination date as published in H.15 daily update under the heading “Federal Funds (effective).” If that rate is not published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the calculation agent will calculate the Federal Funds rate for that interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in The City of New York selected by the calculation agent (after consultation with us); provided, however, that if the brokers selected as aforesaid by the calculation agent are not quoting as set forth above, the Federal Funds rate with respect to such interest determination date will be the same as the Federal Funds rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

Unless otherwise specified in the applicable prospectus supplement, the “Federal Funds open rate” means, with respect to any interest determination date relating to a Federal Funds open rate note, the rate for such day for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as published under the heading “Federal Funds” opposite the caption “Open” as such rate is displayed on Moneyline Telerate, Inc. (or any successor service) on page 5 (or any page which may replace such page). In the event that on any interest determination date no reported rate appears on the designated Moneyline Telerate, Inc. page, the rate for the interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg which is the Fed Funds Opening Rate as reported by Prebon Yamane (or any successor) on Bloomberg. In the event that on any interest determination date no reported rate appears on the designated Moneyline Telerate, Inc. page or the FFPREBON Index page on Bloomberg, the interest rate applicable to the next interest reset period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds prior to 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in New York City selected by the calculation agent (after consultation with us); provided, however, that if the brokers selected by the calculation agent are not quoting as set forth above, the Federal Funds open rate with respect to such interest determination date will be the same as the Federal Funds open rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate). Notwithstanding the foregoing, the Federal Funds open rate in effect for any day that is not a business day shall be the Federal Funds open rate in effect for the prior business day.

LIBOR Notes.   LIBOR debt securities, which we refer to as LIBOR notes, will bear interest at the interest rate (calculated with reference to LIBOR and the spread and/or spread multiplier, if any) specified in the LIBOR notes and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine “LIBOR” for each interest reset date as follows:

•       With respect to an interest determination date relating to a LIBOR note, LIBOR will be the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) or a successor reporter of such rates selected by the calculation agent and acceptable to us, as of 11:00 a.m., London time, on such interest determination date (the “reported rate”). If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph.

•       With respect to an interest determination date relating to a LIBOR note to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected by the calculation agent (after consultation with us) to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable prospectus supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in that market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by the calculation agent (after consultation with us); provided, however, that if fewer than three reference banks so selected by the calculation agent are quoting such rates as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

“Index currency” means the currency (including currency units and composite currencies) specified in the applicable prospectus supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

“Designated LIBOR Page” means the display on page LIBOR01 (or any other page specified in the applicable prospectus supplement) of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

Prime Rate Notes.   Prime rate debt securities, which we refer to as Prime rate notes, will bear interest at the interest rate (calculated with reference to the Prime rate and the spread and/or spread multiplier, if any) specified in the Prime rate notes and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, “Prime rate” means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption “Bank Prime Loan” or, if not published by 3:00 p.m., New York City time, on the calculation date, the rate on such interest determination date as published in H.15 daily update under the caption “Bank Prime Loan.” If that rate is not yet published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank’s prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest determination date, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected by the calculation agent (after consultation with us) from which quotations are requested. If fewer than two quotations are provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the calculation agent (after consultation with us) to quote prime rates. “Reuters Screen USPRIME1 Page” means the display designated as the “USPRIME1” page on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Treasury Rate Notes.   Treasury rate debt securities, which we refer to as Treasury rate notes, will bear interest at the interest rate (calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any) specified in the Treasury rate notes and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “Treasury rate” means, with respect to any interest determination date relating to a Treasury rate note, the rate from the auction held on such interest determination date, which we refer to as the “auction,” of direct obligations of the United States, which we refer to as Treasury bills, having the index maturity designated in the applicable prospectus supplement under the caption “INVESTMENT RATE” on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page) or page 57 (or any other page as may replace such page) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of Treasury bills having the index maturity designated in the applicable prospectus supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the applicable prospectus supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.” In the event such rate is not published by 3:00 p.m., New York City time, on such calculation date, then the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers (which may include Credit Suisse Securities (USA) LLC) selected by the calculation agent (after consultation with us) for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the applicable prospectus supplement; provided, however, that if the dealers selected by the calculation agent are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

The term “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	D x N x 100
360 – (D X M)

where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Indexed Notes

A series of debt securities also may be issued with the principal amount payable at maturity or interest to be paid on such series of debt securities, or both, to be determined with reference to the price or prices of specified commodities, stocks or indices, the exchange rate of a specified currency relative to one or more other currencies, currency units, composite currencies or units of account specified in an applicable prospectus supplement, or such other price or exchange rate as may be specified in such series of debt securities, as set forth in an applicable prospectus supplement relating to such series of debt securities (“indexed notes”). In certain cases, holders of indexed notes may receive a principal amount on the maturity date that is greater than or less than the face amount of the indexed notes, or an interest rate that is greater than or less than the stated interest rate on the indexed notes, or both, depending upon the structure of the indexed note and the relative value on the maturity date or at the relevant interest payment date, as the case may be, of the specified indexed item. However, the amount of interest or principal payable with respect to an indexed note will not be less than zero. Information as to the method for determining the principal amount payable on the maturity date, the manner of determining the interest rate, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in indexed notes will be set forth in the applicable prospectus supplement.

An investment in indexed notes may be much riskier than a similar investment in conventional fixed-rate debt securities. If the interest rate of an indexed note is indexed, it may result in an interest rate that is less than that payable on conventional fixed-rate debt securities issued by us at the same time, including the possibility that no interest will be paid. If the principal amount of an indexed note is indexed, the principal amount payable at maturity may be less than the original purchase price of such indexed note, including the possibility that no principal will be paid, resulting in an entire loss of investment. Additionally, if the formula used to determine the principal amount or interest payable with respect to such indexed notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, stock or interest rate index may be increased. We refer you to “Foreign Currency Risks.”

Dual Currency Notes

Dual currency debt securities, which we refer to as dual currency notes, are any series of debt securities as to which we have a one-time option, exercisable on a specified date in whole, but not in part, with respect to all dual currency notes issued on the same day and having the same terms, of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the face amount currency of such series of debt securities specified in the applicable prospectus supplement), in the optional payment currency specified in the applicable prospectus supplement. The terms of the dual currency notes together with information as to the relative value of the face amount currency compared to the optional payment currency and as to tax considerations associated with an investment in dual currency notes will also be set forth in the applicable prospectus supplement.

If we elect on any option election date specified in the applicable prospectus supplement to pay in the optional payment currency instead of the face amount currency, payments of interest, premium, if any, and principal made after such option election date may be worth less, at the then current exchange rate, than if we had made such payments in the face amount currency. We refer you to “Foreign Currency Risks.”

Renewable Notes

The relevant issuer may also issue from time to time variable rate renewable debt securities, which we refer to as renewable notes, which will mature on an interest payment date specified in the applicable prospectus supplement unless the maturity of all or a portion of the principal amount of the renewable notes is extended in accordance with the procedures set forth in the applicable prospectus supplement.

Short-Term Notes

The relevant issuer may offer from time to time series of debt securities with maturities of less than one year, which we refer to as short-term notes. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes will be payable at maturity. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes that are floating rate notes (other than Treasury rate notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on short-term notes that are Treasury rate notes will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.

Extension of Maturity

The applicable prospectus supplement will indicate whether the relevant issuer has the option to extend the maturity of a series of debt securities (other than an amortizing note) for one or more periods up to but not beyond the final maturity date set forth in the applicable prospectus supplement. If the relevant issuer has that option with respect to any series of debt securities (other than an amortizing note), we will describe the procedures in the applicable prospectus supplement.

Amortizing Notes

Amortizing debt securities, which we refer to as amortizing notes, are a series of debt securities for which payments combining principal and interest are made in installments over the life of such series of debt securities. Payments with respect to amortizing notes will be applied first to interest due and payable on the amortizing notes and then to the reduction of the unpaid principal amount of the amortizing notes. The relevant issuer will provide further information on the additional terms and conditions of any issue of amortizing notes in the applicable prospectus supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable prospectus supplement and set forth on the amortizing notes.

Original Issue Discount Notes

The relevant issuer may offer series of debt securities, which we refer to as original issue discount notes, from time to time at an issue price (as specified in the applicable prospectus supplement) that is less than 100% of the principal amount of such series of debt securities (i.e., par). Original issue discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount note and par is referred to herein as the “discount.” In the event of redemption, repayment or acceleration of maturity of an original issue discount note, the amount payable to the holder of an original issue discount note will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount note (if applicable), multiplied by the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

Unless otherwise specified in the applicable prospectus supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount note, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount note and an assumption that the maturity of such original issue discount note will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount note is shorter than the compounding period for such original issue discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended.

Certain original issue discount notes may not be treated as having original issue discount for federal income tax purposes, and debt securities other than original issue discount notes may be treated as issued with original issue discount for federal income tax purposes. We refer you to “Taxation—United States Taxation.”

Redemption at the Option of the Relevant Issuer

Unless otherwise provided in the applicable prospectus supplement, the relevant issuer cannot redeem debt securities prior to maturity. The relevant issuer may redeem a series of debt securities at its option prior to the maturity date only if an initial redemption date is specified in the applicable prospectus supplement. If so specified, the relevant issuer can redeem the debt securities of such series at its option on any date on and after the applicable initial redemption date in whole or from time to time in part in increments of $2,000 or such other minimum denomination specified in such applicable prospectus supplement (provided that any remaining principal amount of the debt securities of such series will be at least $2,000 or such other minimum denomination), at the applicable redemption price, together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the indenture. By redemption price for a debt security of a series, we mean an amount equal to the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the annual redemption percentage reduction specified in the applicable prospectus supplement, if any) multiplied by the unpaid principal amount of the debt security to be redeemed. The initial redemption percentage, if any, applicable to a series of debt securities may decline on each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed. The redemption price of original issue discount notes is described above under “—Original Issue Discount Notes.”

Foreign currency denominated debt securities may be subject to different restrictions on redemption. We refer you to “Special Provisions Relating to Foreign Currency Denominated Debt Securities—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption.”

Repayment at the Option of the Holders; Repurchase

Holders may require the relevant issuer to repay a series of debt securities prior to maturity only if one or more optional repayment dates are specified in the applicable prospectus supplement. If so specified, the relevant issuer will repay debt securities of such series at the option of the holders on any optional repayment date in whole or in part from time to time in increments of $2,000 or such other minimum denomination specified in the applicable prospectus supplement (provided that any remaining principal amount thereof will be at least $2,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. A holder who wants the relevant issuer to repay a debt security prior to maturity must deliver the debt security, together with the form “Option to Elect Repayment” properly completed, to the trustee at its corporate trust office (or any other address that the relevant issuer specifies in the applicable prospectus supplement or notifies holders from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of a repayment option by the holder will be irrevocable. The repayment price of original issue discount notes is described above under “—Original Issue Discount Notes.” Notwithstanding the foregoing, the relevant issuer will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to repurchase a series of debt securities.

Only the depositary may exercise the repayment option in respect of global securities representing book-entry debt securities. Accordingly, beneficial owners of global securities that desire to have all or any portion of book-entry debt securities represented by global securities repaid must direct the participant of the depositary through which they own their interest to direct the depositary to exercise the repayment option on their behalf by delivering the related global security and duly completed election form to the trustee as aforesaid. In order to ensure that the global security and election form are received by the trustee on a particular day, the applicable beneficial owner must so direct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult the participants through which they own their interest for the respective deadlines of those participants. All instructions given to participants from beneficial owners of global securities relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given by a beneficial owner, the beneficial owner must cause the participant through which it owns its interest to transfer that beneficial owner’s interest in the global security or securities representing the related book-entry debt securities, on the depositary’s records, to the trustee. We refer you to “—Book-Entry System.”

Foreign currency denominated debt securities may be subject to different restrictions on repayment. We refer you to “Special Provisions Relating to Foreign Currency Denominated Debt Securities—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption.”

The relevant issuer may at any time purchase debt securities at any price in the open market or otherwise. Such debt securities purchased by the relevant issuer may, at its discretion, be held, resold or surrendered to the trustee for cancellation.

Tax Redemption

If specifically provided by the applicable prospectus supplement, the relevant issuer may redeem a series of debt securities at its option at any time, in whole but not in part, on giving not less than 30 nor more than 60 days’ notice, at the principal amount of such series of debt securities being redeemed, together with accrued interest to the date of redemption, if it has or will (or the guarantor would, if required to pay under the guarantee) become obligated to pay additional interest on such series of debt securities as described under “—Payment of Additional Amounts” below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States, Switzerland, or Guernsey, as applicable, or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable prospectus supplement, and such obligation cannot be avoided by the relevant issuer (or the guarantor, as the case may be) taking reasonable measures available to it, provided that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which it would be obliged to pay such additional interest were a payment in respect of the debt securities of such series (or the guarantee thereof, as the case may be) then due. Prior to the giving of any notice of redemption pursuant to this paragraph, the relevant issuer or the guarantor (as applicable) will deliver to the trustee a certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that the relevant issuer (or the guarantor, as the case may be) has or will become obligated to pay such additional interest as a result of such change or amendment.

Payment of Additional Amounts

If specifically provided by the applicable prospectus supplement, the relevant issuer (or the guarantor, as the case may be) will, subject to the exceptions and limitations set forth below, pay such additional amounts to the holder of a series of debt securities that is a non-U.S. holder (which we define under the heading “Taxation—United States Taxation”) as may be necessary so that every net payment on such series of debt securities (including amounts paid by the guarantor), after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States, Switzerland, or Guernsey, as applicable, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided in such series of debt securities to be then due and payable.

Switzerland

If the relevant issuer is a company or finance subsidiary other than Credit Suisse Group or Credit Suisse or if the guarantor is Credit Suisse Group and the net proceeds from the issue of the debt securities are used outside Switzerland, all payments of principal and interest in respect of the debt securities (including amounts paid by the guarantor) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Switzerland or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the relevant issuer (or the guarantor, as the case may be) shall pay such additional amounts as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable by the relevant issuer or the guarantor to any such holder for or on account of:

(i)            any such taxes, duties, assessments or other governmental charges imposed in respect of such debt security by reason of the holder having some connection with Switzerland other than the mere holding of the debt security;

(ii)        any such taxes, duties, assessments or other governmental charges imposed in respect of any debt security presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to such additional amounts on presenting such debt security for payment on the last day of such period of 30 days;

(iii)    any such taxes, duties, assessments or other governmental charges where such withholding or deduction (i) is required to be made pursuant to the European Council Directive 2003/48/EC of June 3, 2003 on taxation of savings income (the “EU Savings Tax Directive”) or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such EU Savings Tax Directive, or (ii) is required to be made pursuant to the Agreement between the European Community and the Confederation of Switzerland dated as of October 26, 2004 providing for measures equivalent to those laid down in the EU Savings Tax Directive or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreement; or

(iv)      any combination of two or more items (i) through (iii) above.

“Relevant Date” as used herein means whichever is the later of (x) the date on which such payment first becomes due and (y) if the full amount payable has not been received by the trustee on or prior to such date, the date on which the full amount having been so received, notice to that effect shall have been given to the holders.

United States

If the relevant issuer is a U.S. entity, it will not be required to make any such payment of additional amounts for or on account of:

•       any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such holder and the United States, including, without limitation, such holder being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (b) such holder’s past or present status as a personal holding company, foreign personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

•       any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

•       any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a debt security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

•       any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on such series of debt securities;

•       any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from a payment on such series of debt securities, if such payment can be made without such deduction or withholding by any other paying agent;

•       any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such series of debt securities if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

•       any tax, assessment or other governmental charge imposed on a holder of such series of debt securities that actually or constructively owns 10 percent or more of the combined voting power of all classes of the relevant issuer’s stock or that is a controlled foreign corporation related to the relevant issuer through stock ownership; or

•       as discussed in “Taxation—European Union Directive on Taxation of Certain Interest Payments,” any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 (including Directive 2003/48/EC adopted by the Council of the European Union on June 3, 2003), or any law implementing or complying with, or introduced in order to conform to, such directive;

nor will such additional amounts be paid with respect to a payment on such series of debt securities to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such series of debt securities.

Guernsey

If the relevant issuer is a Guernsey entity, no such additional amounts will be payable:

•       to the extent the withholding or deduction is imposed or levied because the holder of the debt security has some connection with the relevant jurisdiction other than merely being a holder of the debt security;

•       to the extent the withholding or deduction is imposed or levied because the holder (or beneficial owner) of the debt security has not made a declaration of non-residence or other claim for exemption, if such holder is able to avoid such deduction or withholding by making such a declaration or claim;

•       more than 30 days after the date on which the related payments on the debt security becomes due, except to the extent that the holder of the debt security would have been entitled to such additional amounts on the thirtieth such day;

•       to the extent of any such taxes, duties, assessments or other governmental charges where such withholding or deduction is required to be made pursuant to agreements between Guernsey and the EU Member States dated November 19, 2004 (the “Guernsey Savings Tax Agreement”) providing for measures equivalent to those laid down in the EU Savings Tax Directive or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such Guernsey Savings Tax Agreement; or

•       to a holder who would have been able to avoid such withholding or deduction by receiving such payment through another paying agent in a member state of the European Union.

Credit Suisse Group Guarantees

Debt securities issued by a finance subsidiary will be fully and unconditionally guaranteed by Credit Suisse Group or a branch of Credit Suisse Group. If, for any reason, the relevant finance subsidiary does not make any required payment in respect of its debt securities when due, whether on the normal due date, on acceleration, redemption or otherwise, Credit Suisse Group will cause the payment to be made to or to the order of the trustee. Such guarantees by Credit Suisse Group will be on a senior basis, to the extent they guarantee senior debt securities of the relevant finance subsidiary, and on a subordinated basis, to the extent they guarantee subordinated debt securities of the relevant finance subsidiary. The extent of subordination will be as set forth under “—Subordination” below or in the applicable prospectus supplement. The holder of a guaranteed debt security will be entitled to payment under the relevant guarantee of Credit Suisse Group without taking any action whatsoever against the relevant finance subsidiary.

Payment and Transfer

The debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the trustee or another agent appointed by the relevant issuer. Unless stated otherwise in a prospectus supplement, and except as described under
“—Book-Entry System” below, principal and interest payments will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.

Unless other procedures are described in a prospectus supplement, and except as described under
“—Book-Entry System” below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

Neither the relevant issuer nor the trustee will impose any service charge for any transfer or exchange of a debt security. The relevant issuer may, however, ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon the relevant issuer’s instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, the relevant issuer, the guarantor (if any) and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

Unless stated otherwise in an applicable prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the debt securities of a series are represented by the global securities, the relevant issuer will pay principal of and interest and premium on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither the relevant issuer nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, the relevant issuer will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

DTC, Clearstream, Luxembourg and Euroclear have, respectively, advised us as follows:

•       As to DTC: DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

•       As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include any underwriters or agents for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

Distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

•       As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•       transfers of securities and cash within Euroclear;

•       withdrawal of securities and cash from Euroclear; and

•       receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Global certificates generally are not transferable. Physical certificates will be issued to beneficial owners of a global security if:

•       the depositary notifies the relevant issuer that it is unwilling or unable to continue as depositary and the relevant issuer does not appoint a successor within 90 days;

•       the depositary ceases to be a clearing agency registered under the Exchange Act and the relevant issuer does not appoint a successor within 90 days;

•       the relevant issuer decides in its sole discretion (subject to the procedures of the depositary) that it does not want to have the debt securities of that series represented by global certificates; or

•       in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to those debt securities and has not been cured or waived.

If any of the events described in the preceding paragraph occurs, the relevant issuer will issue definitive securities in certificated form in an amount equal to a holder’s beneficial interest in the securities. Unless otherwise specified in the applicable prospectus supplement, definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.

In the event definitive securities are issued:

•       holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of the relevant issuer’s paying agent maintained in the Borough of Manhattan;

•       holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of The Bank of New York, the trustee under the indentures. The relevant issuer will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

•       any moneys the relevant issuer pays to its paying agents for the payment of principal and interest on the debt securities which remains unclaimed at the second anniversary of the date such payment was due will be returned to the relevant issuer, and thereafter holders of definitive securities may look only to the relevant issuer, as general unsecured creditors, for payment.

Global Clearance and Settlement Procedures

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Subordination

The discussion of subordination in this section applies only to the subordinated debt securities of Credit Suisse Group and Credit Suisse and the subordinated debt securities of the finance companies and related subordinated guarantee of Credit Suisse Group. If Credit Suisse issues capital securities, the subordination provisions may vary from those described below as set forth in the applicable prospectus supplement.

When the term “senior indebtedness” is used in the context of the subordinated debt securities or the subordinated guarantee (if any), it means, with respect to an issuer or the guarantor (if any):

•       any money such entity has borrowed, including any senior debt securities or guarantees of senior debt securities issued under the relevant senior indenture;

•       any money borrowed by someone else where such entity has assumed or guaranteed the obligations, directly or indirectly;

•       any letters of credit and acceptances made by banks on such entity’s behalf; and

•       indebtedness that such entity has incurred or assumed in connection with the acquisition of any property.

Senior indebtedness shall not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities or the subordinated guarantee, as applicable, or any money owed to an entity’s subsidiaries.

The subordinated indentures provide that the relevant issuer or the guarantor (if any) cannot:

•       make any payments of principal, premium or interest on the subordinated debt securities or the subordinated guarantee (if any);

•       acquire any subordinated debt securities; or

•       defease any subordinated debt securities;

if

•       any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by such entity; or

•       such entity has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

If the relevant issuer or the guarantor (if any) is liquidated, the holders of the senior indebtedness will be entitled to receive payment in full in cash for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities or subordinated guarantees (if any) receive any of such entity’s assets. As a result, holders of subordinated debt securities or subordinated guarantees (if any) may receive a smaller proportion of such entity’s assets in liquidation than holders of senior indebtedness.

Even if the subordination provisions prevent the relevant issuer or the guarantor (if any) from making any payment when due on the subordinated debt securities or the subordinated guarantee (if any), the relevant issuer will be in default on its obligations under the subordinated indenture if it does not make the payment when due. This means that the trustee and the holders of subordinated debt securities or subordinated guarantees (if any) can take action against the relevant issuer or the guarantor (if any), but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

The subordinated indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from the relevant issuer, the guarantor (if any) or any holder of subordinated debt securities or subordinated guarantees (if any).

Consolidation, Merger or Sale

The relevant issuer and the guarantor (if any) will agree in the indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of its properties and assets to any person (other than in the case of the issuer into the guarantor and in the case of the guarantor into the issuer), unless:

•       it is the continuing person; or

•       the successor expressly assumes by supplemental indenture its obligations under such indenture.

In either case, the relevant issuer or the guarantor, as applicable, will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if the relevant issuer or the guarantor is not the continuing person, an opinion of counsel stating that the merger and the supplemental indentures comply with these provisions and that the supplemental indentures are legal, valid and binding obligations of the successor corporation enforceable against it.

When Credit Suisse is the issuer of debt securities, Credit Suisse may, at any time, transfer its obligations under the debt securities from the head office to any branch of Credit Suisse or from any branch of Credit Suisse to another branch or to its head office.

Modification of the Indentures

In general, rights and obligations of the relevant issuer, the guarantor (if any) and the holders under the indentures may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, each of the indentures provides that, unless each affected holder agrees, an amendment cannot:

•       make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which the relevant issuer has to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal the relevant issuer has to repay, reducing the amount of principal of a debt security issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceeding, changing the currency or place in which the relevant issuer has to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

•       reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default;

•       waive any payment default; or

•       make any change to the amendment provisions of the applicable indenture.

However, other than in the circumstances mentioned above, if the relevant issuer, the guarantor (if any) and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder, including if the guarantor assumes the obligations of the relevant issuer in connection with a guaranteed debt security.

In particular, if the relevant issuer, the guarantor (if any) and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent to add a guarantee from a third party on the outstanding and future debt securities to be issued under an applicable indenture.

Covenants

The relevant issuer or the guarantor (if any) may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.

Events of Default

Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs upon:

•       a default in payment of the principal or any premium on any debt security of that series when due;

•       a default in payment of interest when due on any debt security of that series for 30 days;

•       a default in performing any other covenant in the indenture applicable to that series for 60 days after written notice from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series; or

•       certain events of bankruptcy, insolvency or reorganization of the relevant issuer or the guarantor (if any).

Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.

If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require the relevant issuer to repay immediately, or accelerate:

•       the entire principal of the debt securities of such series; or

•       if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

If the event of default occurs because of a default in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to bankruptcy or insolvency of the relevant issuer or guarantor (if any), it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities.

After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Defeasance

The term defeasance means discharge from some or all of the obligations under the indentures. If the relevant issuer deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the relevant issuer’s option:

•       the relevant issuer and the guarantor (if any) will be discharged from their respective obligations with respect to the debt securities of such series; or

•       the relevant issuer and the guarantor (if any) will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to them.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

The relevant issuer must deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. In the case of a complete discharge, the relevant issuer may, in lieu of an opinion of counsel, deliver a ruling to such effect received from or published by the U.S. Internal Revenue Service if the relevant issuer and the guarantor (if any) are discharged from their respective obligations with respect to the debt securities.

Information Concerning the Trustee

The Bank of New York (as successor to JPMorgan Chase Bank, N.A., in the case of senior and subordinated indentures with Credit Suisse Group) will be the trustee. The trustee will be required to perform only those duties that are specifically set forth in the indentures, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

The Bank of New York has loaned money to Credit Suisse Group and certain of its subsidiaries and affiliates and provided other services to it and has acted as trustee or fiscal agent under certain of its and its subsidiaries’ and affiliates’ indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

Governing Law

The debt securities, the related guarantees (if any) and the indentures will be governed by and construed in accordance with the laws of the State of New York.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DENOMINATED DEBT SECURITIES

Unless otherwise specified in the applicable prospectus supplement, the following additional provisions will apply to foreign currency denominated debt securities.

Payment Currency

Unless otherwise indicated in the applicable prospectus supplement, you will be required to pay for foreign currency denominated debt securities in the specified currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies. Therefore, unless otherwise indicated in the applicable prospectus supplement, the exchange rate agent the relevant issuer appoints and identifies in the applicable prospectus supplement will arrange for the conversion of U.S. dollars into the specified currency on behalf of any purchaser of a foreign currency denominated debt security to enable a prospective purchaser to deliver the specified currency in payment for a foreign currency denominated debt security. The exchange rate agent must receive a request for any conversion on or prior to the third business day preceding the date of delivery of the foreign currency denominated debt security. You must pay all costs of currency exchange.

Unless otherwise specified in the applicable prospectus supplement or unless the holder of a foreign currency denominated debt security elects to receive payments in the specified currency, payments made by the relevant issuer of principal of, premium, if any, and interest, if any, on a foreign currency denominated debt security will be made in U.S. dollars. The U.S. dollar amount to be received by a holder will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to the holders of debt securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments to holders will be made in the specified currency.

Unless otherwise specified in the applicable prospectus supplement, a holder of a foreign currency denominated debt security may elect to receive payment in the specified currency for all payments and need not file a separate election for each payment, and such election will remain in effect until revoked by written notice to the paying agent at its corporate trust office in The City of New York received on a date prior to the record date for the relevant interest payment date or at least 10 calendar days prior to the maturity date (or any redemption date or repayment date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on a debt security, the election may thereafter be revoked so long as the paying agent is notified of the revocation within the time period set forth above.

Banks in the United States offer non-U.S. dollar-denominated checking or savings account facilities in the United States only on a limited basis. Accordingly, unless otherwise indicated in the applicable prospectus supplement, payments of principal of, premium, if any, and interest, if any, on, foreign currency denominated debt securities to be made in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States, unless alternative arrangements are made.

If a specified currency (other than the U.S. dollar) in which a debt security is denominated or payable: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (c) is not available to the relevant issuer for making payments due to the imposition of exchange controls or other circumstances beyond its control, in each such case, as determined in good faith by the relevant issuer, then with respect to each date for the payment of principal of and interest, if any, on a debt security denominated or payable in such specified currency occurring after the last date on which such specified currency was so used, which we refer to as the conversion date, the U.S. dollar or such foreign currency or currency unit as may be specified by the relevant issuer, which we refer to as the substitute currency, will become the currency of payment for use on each such payment date (but such specified currency will, at the relevant issuer’s election, resume being the currency of payment on the first such payment date preceded by 15 business days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by the relevant issuer). The substitute currency amount to be paid by the relevant issuer to the trustee and by the trustee or any paying agent to the holder of a debt security with respect to such payment date will be the currency equivalent or currency unit equivalent (each as defined below) of the specified currency as determined by the exchange rate agent (which determination will be delivered in writing to the trustee not later than the fifth business day prior to the applicable payment date) as of the conversion date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 business days before such payment date. We refer to such conversion date or date preceding a payment date as aforesaid as the valuation date. Any payment in a substitute currency under the circumstances described above will not constitute an event of default under the indenture or the debt securities.

The “currency equivalent” will be determined by the exchange rate agent as of each valuation date and will be obtained by converting the specified currency (unless the specified currency is a currency unit) into the substitute currency at the market exchange rate (as defined below) on the valuation date.

The “currency unit equivalent” will be determined by the exchange rate agent as of each valuation date and will be the sum obtained by adding together the results obtained by converting the specified amount of each initial component currency into the substitute currency at the market exchange rate on the valuation date for such component currency.

“Component currency” means any currency which, on the conversion date, was a component currency of the relevant currency unit.

“Market exchange rate” means, as of any date, for any currency or currency unit the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in New York City on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the exchange rate agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency or currency unit in question, or such other quotations as the exchange rate agent will deem appropriate. Unless otherwise specified by the exchange rate agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.

“Specified amount” of a component currency means the number of units (including decimals) which such component currency represented in the relevant currency unit, on the conversion date or the valuation date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any component currency is altered by way of combination or subdivision, the specified amount of such component currency will be divided or multiplied in the same proportion. If after such date two or more component currencies are consolidated into a single currency, the respective specified amounts of such component currencies will be replaced by an amount in such single currency equal to the sum of the respective specified amounts of such consolidated component currencies expressed in such single currency, and such amount will thereafter be a specified amount and such single currency will thereafter be a component currency. If after such date any component currency will be divided into two or more currencies, the specified amount of such component currency will be replaced by specified amounts of such two or more currencies, the sum of which, at the market exchange rate of such two or more currencies on the date of such replacement, will be equal to the specified amount of such former component currency and such amounts will thereafter be specified amounts and such currencies will thereafter be component currencies.

All determinations referred to above made by the relevant issuer or its agents will be at its or their sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you.

Specific information about the currency, currency unit or composite currency in which a particular foreign currency denominated debt security is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Minimum Denominations, Restrictions on Maturities, Repayment and Redemption

Debt securities denominated in specified currencies other than U.S. dollars will have the minimum denominations and will be subject to the restrictions on maturities, repayment and redemption that are set forth in the applicable prospectus supplement. Any other restrictions applicable to debt securities denominated in specified currencies other than U.S. dollars, including restrictions related to the distribution of such debt securities, will be set forth in the applicable prospectus supplement.

FOREIGN CURRENCY RISKS

This prospectus and any applicable prospectus supplement do not describe all of the possible risks of an investment in debt securities whose payment will be made in, or affected by the value of, a foreign currency or a composite currency. You should not invest in foreign currency denominated debt securities if you are not knowledgeable about foreign currency and indexed transactions. You should consult your own financial and legal advisors about such risks as such risks may change from time to time.

We are providing the following information for the benefit of U.S. residents. If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any debt securities.

Exchange Rates and Exchange Controls

A series of debt securities denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated debt securities. The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the debt securities resulting from market changes in rates or from the official redenomination or revaluation of the specified currency and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments. Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.

Exchange rates have fluctuated greatly in recent years and are likely to continue to fluctuate in the future. These fluctuations are caused by economic forces as well as political factors. However, you cannot predict future fluctuations based on past exchange rates. If the foreign currency decreases in value relative to the U.S. dollar, the yield on a foreign currency denominated debt security or currency-linked indexed debt security for a U.S. investor will be less than the coupon rate and you may lose money at maturity if you sell such debt security. In addition, you may lose all or most of your investment in a currency-linked indexed debt-security as a result of changes in exchange rates.

Governments often impose exchange controls which can affect exchange rates or the availability of the foreign currency to make payments of principal, premium, if any, and interest on the debt securities. We cannot assure you that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency.

Even if there are no actual exchange controls, it is possible that the specified currency would not be available to the relevant issuer when payments on the debt securities are due because of circumstances beyond its control. If the specified foreign currency is not available, the relevant issuer will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date. We refer you to “Special Provisions Relating to Foreign Currency Denominated Debt Securities—

Payment Currency.” You should consult your own financial and legal advisors as to the risk of an investment in debt securities denominated in a currency other than your home currency.

Any applicable prospectus supplement relating to debt securities having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

Foreign Currency Judgments

The indentures and the debt securities are governed by New York State law. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Accordingly, if you bring a lawsuit in a New York state court or in a federal court located in New York State for payment of a foreign currency denominated debt security, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars, on the date of the judgment. U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use.

DESCRIPTION OF WARRANTS

General

Credit Suisse Group and Credit Suisse, directly or through any branch, may issue warrants, including warrants or warrants in the form of subscription rights to purchase equity or debt securities, as well as other types of warrants. If Credit Suisse issues warrants to purchase equity securities, those equity securities will not be shares of Credit Suisse Group or Credit Suisse. Credit Suisse Group or Credit Suisse may issue warrants in such amounts or in as many distinct series as we wish. Warrants may be issued independently or together with any equity or debt securities and may be attached to or separate from such equity or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The forms of each of the warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the SEC on a Form 6-K that is incorporated by reference in the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the warrants we may issue. Further terms of the warrants and applicable warrant agreement will be set forth in the applicable prospectus supplement. The specific terms of a warrant as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.

Warrants to Purchase Equity Securities

We will describe the terms of any warrants or warrants in the form of subscription rights to purchase equity securities that we are authorized to issue in a prospectus supplement. These terms may include:

•       the title of such warrants;

•       the aggregate number of such warrants and whether such warrants may be settled in cash or by means of net share settlement;

•       the price or prices at which such warrants will be issued;

•       the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•       the terms of the equity securities purchasable upon exercise of such warrants, which, in the case of Credit Suisse Group, may include shares or American depositary shares of Credit Suisse Group;

•       the price at which and currency or currencies (including composite currencies) in which the equity securities purchasable upon exercise of such warrants may be purchased;

•       the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•       if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•       if applicable, the designation and terms of the equity securities with which such warrants are issued and the number of such warrants issued with each such equity security;

•       if applicable, the date on and after which such warrants and the related equity securities will be separately transferable;

•       anti-dilution provisions, if any;

•       information with respect to book-entry procedures, if any; and

•       any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants to Purchase Debt Securities

We will describe in a prospectus supplement the terms of any warrants or warrants in the form of subscription rights that we are authorized to issue for the purchase of our debt securities, the guaranteed debt securities of a finance subsidiary or the debt securities of third-party issuers. These terms may include:

•       the title of such warrants;

•       the aggregate number of such warrants and whether such warrants may be settled in cash;

•       the price or prices at which such warrants will be issued;

•       the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•       the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

•       the price at which and currency or currencies (including composite currencies) in which the debt securities purchasable upon exercise of such warrants may be purchased;

•       the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•       if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•       if applicable, the designation and terms of the debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

•       if applicable, the date on and after which such warrants and the related debt securities will be separately transferable;

•       information with respect to book-entry procedures, if any; and

•       any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase debt securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Other Warrants

We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,

•       securities of any entity unaffiliated with us, a basket of such securities, an index or indices of such securities or any combination of the foregoing;

•       currencies or composite currencies; or

•       commodities.

We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable prospectus supplement. We will describe the terms of any such warrants that we are authorized to issue in a prospectus supplement. These terms may include:

•       the title of such warrants;

•       the aggregate number of such warrants;

•       the price or prices at which such warrants will be issued;

•       the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•       whether such warrants are put warrants or call warrants;

•       (a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof, (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) to be purchased or sold upon exercise of such warrants;

•       the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

•       whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

•       whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

•       the date on which the right to exercise such warrants will commence and when such right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•       if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

•       if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

•       if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•       information with respect to book-entry procedures, if any; and

•       any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The prospectus supplement relating to any such warrants may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

DESCRIPTION OF SHARES

The following summary describes the material terms of Credit Suisse Group’s shares. A detailed description of the terms of the shares is incorporated by reference into this prospectus from Credit Suisse Group’s annual report on Form 20-F for the year ended December 31, 2006, filed with the SEC on March 26, 2007, which you may obtain as described under “Where You Can Find More Information.” We will only issue shares, which may be in the form of American depositary shares, under this prospectus and the applicable prospectus supplement in connection with the conversion or exchange of debt securities, guaranteed debt securities or capital securities of Credit Suisse Group convertible into or exchangeable for our shares or the exercise of warrants on our shares.

As of December 31, 2006, we had fully paid and issued share capital of CHF 607,431,007, consisting of 1,214,862,013 registered shares (inclusive of 152,394,952 treasury shares) with a par value of CHF 0.50 each. As of the same date, we had additional authorized share capital in the amount of CHF 22,740,000, consisting of 45,480,000 registered shares with a par value of CHF 0.50 each. Our shareholders have authorized the Board of Directors to issue such shares to finance acquisitions.

In addition, as of December 31, 2006, we had conditional share capital in the amount of CHF 76,899,938, consisting of 153,799,874 registered shares with a par value of CHF 0.50 each. Conditional share capital is reserved for issuance of fully paid shares to holders of convertible instruments such as options, convertible bonds or warrants in the event that such holders exercise their right to obtain shares. Our conditional share capital includes 103,799,874 shares reserved for share-based compensation plans. We are also able to satisfy our obligations under the share-based compensation plans through share repurchases. We have a further 50,000,000 conditional shares reserved for the exercise of warrants or convertible bonds outstanding or still to be issued by us.

Shares issued as a result of the conversion of conditional capital and the corresponding increase in share capital are generally recorded only once a year, and this recording entails a revision of the Articles of Association and new registration of the total share capital in the Commercial Register. Our Articles of Association were last revised on January 30, 2007. Credit Suisse Group’s Articles of Association are included as an exhibit to its registration statement on Form 20-F for the year ended December 31, 2006, which is incorporated by reference into this prospectus and registration statement.

The Board of Directors of Credit Suisse Group has proposed a par value reduction of CHF 0.46 per registered share for approval at the Annual General Meeting of Credit Suisse Group on May 4, 2007.

Our registered shares are listed on the SWX Swiss Exchange (and traded since June 25, 2001 through virt-x) and, in the form of American depositary shares, on the New York Stock Exchange.

Shareholder Rights

Under Swiss law, dividends may be paid out only if and to the extent a corporation has distributable profits from previous business years, or if the free reserves of the corporation are sufficient to allow distribution of a dividend. In addition, at least 5% of the annual net profits must be retained and booked as general legal reserves for so long as these reserves amount to less than 20% of the paid-in share capital. Our reserves currently exceed this 20% threshold. In any event, dividends may be paid out only after approval of the shareholders. The Board of Directors may propose that a dividend be paid out, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the Board conforms to statutory law. In practice, the shareholders usually approve the dividend proposal of the Board of Directors. Dividends are usually due and payable after the shareholders’ resolution relating to the allocation of profits has been passed. Under Swiss law, the statute of limitations in respect of dividend payments is five years.

Voting and Transfer

There is no limitation under Swiss law or our Articles of Association on the right of non-Swiss residents or nationals to own or vote our shares.

Each share carries one vote at our shareholders’ meetings. Voting rights may be exercised only after a shareholder has been recorded in the share register as a shareholder with voting rights. Registration with voting rights is subject to certain restrictions that we describe below.

Our Articles of Association provide that we may elect not to print and deliver certificates in respect of registered shares. Shareholders may, however, request at any time that we print and deliver such certificates free of charge.

The transfer of shares is effected by corresponding entry in the books of a bank or depositary institution following an assignment in writing by the selling shareholder and notification of such assignment to us by the transferor, the bank or depositary institution. The transfer of shares further requires that the purchaser file a share registration form to be registered in our share register as a shareholder. Failing such registration, the purchaser may not vote at or participate in shareholders’ meetings.

A purchaser of shares will be recorded in the share register with voting rights upon disclosure of its name, citizenship and address, and upon confirmation that it acquired the shares in its own name for its own account. Any person not expressly stating in its application for registration that the relevant shares have been acquired for its own account, which person we refer to as a nominee, may be entered for a maximum of 2% of the total outstanding share capital with voting rights in the share register. In excess of this limit, registered shares held by a nominee will be granted voting rights only if such nominee discloses in writing the name, address and shareholding of any person for whose account it is holding 0.5% or more of the outstanding share capital.

Each shareholder, whether registered in our share register or not, is entitled to receive the dividends approved by the shareholders. The same principle applies for capital repayments in the event of a reduction of the share capital, and for liquidation proceeds in the event we are dissolved or liquidated. Under Swiss law, a shareholder has no liability for capital calls, but is also not entitled to reclaim its capital contribution. Swiss law further requires us to apply the principle of equal treatment to all shareholders.

Pre-Emptive Rights

Generally under Swiss law, any share issue, whether for cash or non-cash consideration or no consideration, is subject to the prior approval of the shareholders. Shareholders of a Swiss corporation have certain pre-emptive rights to subscribe for new issues of shares in proportion to the nominal amount of shares held. A resolution adopted at a shareholders’ meeting with a supermajority may, however, limit or suspend pre-emptive rights in certain limited circumstances.

Liquidation

Under Swiss law and our Articles of Association, we may be dissolved at any time by a shareholders’ resolution, which must be passed by (1) a supermajority of at least three-quarters of the votes cast at the meeting in the event we are to be dissolved by way of liquidation, or (2) a supermajority of at least two-thirds of the votes represented and an absolute majority of the par value of the shares represented at the meeting in other events. Dissolution by court order is possible if we become bankrupt. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid up par value of shares held.

DESCRIPTION OF CAPITAL SECURITIES OF CREDIT SUISSE GROUP

As more fully described below or set forth in the applicable prospectus supplement, Credit Suisse Group may sell capital securities of one or multiple series through trusts, companies or similar entities. If any such capital securities are issued, they will be fully and unconditionally guaranteed on a subordinated basis by Credit Suisse Group or any branch of Credit Suisse Group. If any such capital securities are issued, the relevant issuer may invest the net proceeds thereof in the securities of another issuer, in our subordinated debt securities or in other eligible investments. Any such capital securities may afford the holders thereof beneficial interests in the underlying assets of the relevant issuer or may entitle the holders only to the benefits of a subordinated guarantee of Credit Suisse Group, all as more fully described in the applicable prospectus supplement.

Set forth below is a description of the trust preferred securities, company preferred securities and related instruments we may issue in connection with an issuance of capital securities. Issuances of capital securities in the future may or may not conform to the descriptions below, and such descriptions may be modified or superseded by the terms of any particular series of capital securities set forth in the relevant prospectus supplement.

Description of Trust Preferred Securities

This prospectus describes the general terms and provisions of the trust preferred securities that the trusts may issue. When a trust offers to sell its trust preferred securities, we will describe the specific terms of those securities in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to those securities. If there are any differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. For a complete description of the material terms of the particular issue of trust preferred securities, you must refer to both the applicable prospectus supplement and to the following description.

Each trust may issue, from time to time, in one or more series, trust preferred securities under the relevant amended and restated trust agreement, or trust agreement. The trust agreements do not limit the aggregate amount of trust preferred securities that may be issued or the aggregate amount of any particular series. Each of the trust agreements will be qualified as an indenture under the Trust Indenture Act. The trusts may issue trust preferred securities and other securities at any time without your consent and without notifying you.

Each of the trust agreements will authorize the trustee of the relevant trusts, on behalf of the relevant trust, to issue the trust preferred securities. These securities will be certificates of beneficial interests in the assets of the relevant trust, or a series of trust preferred securities issued thereunder, the terms of which are set forth in the relevant trust agreement. The form of a trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the trust agreement for provisions that may be important to you. You should read the applicable prospectus supplement for the specific terms of any authorized series of trust preferred securities, including:

•       the specific designation of the trust preferred securities;

•       the number or liquidation amount of trust preferred securities;

•       the distribution rate or rates, or method of calculation, the date or dates on which the trust will pay distributions and the record date for any distributions;

•       the amount or amounts that the trust will pay out of its assets to the holders of the trust preferred securities upon the trust’s liquidation;

•       the obligation or option, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which the trust will or may purchase or redeem trust preferred securities, in whole or in part, pursuant to the obligation or option;

•       the voting rights, if any, of the trust preferred securities, including any vote required to amend the relevant trust agreement;

•       the criteria for determining whether and to what extent the trust will be required to pay distributions on the trust preferred securities or will be prohibited from paying distributions on the trust preferred securities;

•       terms for any optional or mandatory conversion or exchange of trust preferred securities into other securities, including shares of Credit Suisse Group, or withdrawal of any securities represented by the trust preferred securities;

•       the right, if any, of the trust to change the distribution preference of the trust preferred securities; and

•       any other relative rights, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the relevant trust agreement or applicable law.

The prospectus supplement relating to the particular trust preferred securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

In the event of an offering of trust preferred securities, the proceeds from the sale of the trust preferred securities may be used by the relevant trust to purchase corresponding company preferred securities, subordinated debt securities of Credit Suisse Group or one of its branches or subsidiaries or other eligible investments. The company preferred securities or subordinated debt securities, if any, and the rights under the subordinated guarantee of Credit Suisse Group will be held by the trust for the benefit of the holders of the trust preferred securities.

Each trust preferred security may represent a corresponding amount of the company preferred securities or subordinated debt securities and will entitle the holder thereof to rights under the subordinated guarantee. Except as provided in the applicable prospectus supplement, the trust preferred securities will be perpetual and non-cumulative. The relevant trust may pass through the dividends it receives on the company preferred securities or the interest it receives on the subordinated debt securities as distributions on the trust preferred securities. It may also pass through any redemption payment it receives on the company preferred securities or subordinated debt securities to redeem a corresponding amount of the trust preferred securities as well as any liquidation payment it receives on the company preferred securities upon liquidation of the relevant company.

Each of the trusts (and any series of trust preferred securities issued thereunder) is a legally separate entity and the assets of one trust or series will not be available to satisfy the obligations of any of the other trusts or series.

Holders of the trust preferred securities will have the benefit of Credit Suisse Group’s subordinated guarantee of the dividend, redemption and liquidation payment obligations under the company preferred securities as set forth in the applicable prospectus supplement and in this prospectus under “—Description of Subordinated Guarantees in Connection with Capital Securities.”

Any capital raised by the offering of trust preferred securities is intended to qualify as Tier 1 capital for Credit Suisse Group, calculated on a consolidated basis, in accordance with Swiss banking law and under the relevant regulatory capital guidelines of the Swiss Federal Banking Commission.

Information Concerning the Trustee

The Bank of New York (Delaware) (as successor to Chase Bank USA, National Association) will be the trustee of each of the trusts. The trustee is required to perform only those duties that are specifically set forth in the relevant trust agreement, except when a default has occurred and is continuing with respect to the trust preferred securities. After a default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs.

Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the relevant trust agreement at the request of any holder of trust preferred securities, unless the holder offers the trustee reasonable indemnity against the cost, expenses and liabilities that might be incurred by exercising those powers.

The Bank of New York, an affiliate of The Bank of New York (Delaware), has loaned money to us and certain of our subsidiaries and affiliates and provided other services to us and has acted as trustee or fiscal agent under certain of our and our subsidiaries’ and affiliates’ indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

Governing Law

The trust preferred securities and the trust agreements will be governed by and construed in accordance with the laws of the State of Delaware.

Description of Company Preferred Securities

This prospectus describes the general terms and provisions of the company preferred securities that the companies may issue. When a company issues company preferred securities, we will describe the specific terms of those securities in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to those securities. If there are any differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. For a complete description of the material terms of the particular issue of company preferred securities, you must refer to both the applicable prospectus supplement and to the following description.

Each company may issue, from time to time, in one or more series, company preferred securities under an amended and restated LLC agreement, or the LLC agreement, in the case of the Delaware companies, or under a Memorandum and Articles of Association, in the case of the Guernsey companies. The companies may issue company preferred securities and other securities at any time without your consent and without notifying you.

The relevant LLC agreement or Memorandum and Articles of Association, as applicable, will authorize a company to issue company preferred securities, which will be held initially by a trust or sold directly to investors, and to issue company common securities to Credit Suisse Group or one of its branches or subsidiaries. A form of each of the LLC agreement and Memorandum and Articles of Association will be filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the LLC agreement or Memorandum and Articles of Association, as applicable, for provisions that may be important for you. You should read the applicable prospectus supplement for the specific terms of any authorized series of company preferred securities, including:

•       the specific designation of the company preferred securities;

•       the number or liquidation preference of company preferred securities;

•       the dividend rate or rates, or method of its calculation, the date or dates on which the company will pay dividends and the record date for any dividends;

•       the amount or amounts that the company will pay out of its assets to the holders of the company preferred securities upon the company’s liquidation;

•       the obligation or option, if any, of the company to purchase or redeem the company preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which the company will or may purchase or redeem company preferred securities, in whole or in part, pursuant to the obligation or option;

•       the voting rights, if any, of the company preferred securities and company common securities, including any vote required to amend the relevant LLC agreement or Memorandum and Articles of Association, as applicable;

•       the criteria for determining whether and to what extent the company will be required to pay dividends on the company preferred securities or will be prohibited from paying dividends on the company preferred securities;

•       terms for any optional or mandatory conversion or exchange of company preferred securities into other securities, including shares of Credit Suisse Group, or withdrawal of any securities represented by the company preferred securities;

•       whether and to what extent the company will be required to pay any additional amounts in respect of withholding taxes;

•       the right, if any, of the company to change the dividend preference of the company preferred securities; and

•       any other relative rights, preferences, privileges, limitations or restrictions of the company preferred securities not inconsistent with the relevant LLC agreement, Memorandum and Articles of Association or applicable law.

The prospectus supplement relating to the particular company preferred securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

In the event of an offering of company preferred securities, the proceeds from the sale of the company preferred securities to the trust or directly to investors and the company common securities to Credit Suisse Group or one of its branches or subsidiaries may be used by the relevant company to purchase subordinated debt securities of Credit Suisse Group or one of its branches or subsidiaries or other eligible investments. The company preferred securities may or may not give investors in such securities any beneficial interest in the underlying assets of the relevant company but will afford them rights under the subordinated guarantee of Credit Suisse Group as described below.

Except as otherwise set forth in the applicable prospectus supplement, the company preferred securities will be perpetual and non-cumulative. As will be more fully described in the applicable prospectus supplement, each of the companies’ obligations to pay dividends will be subject to provisions that generally require the relevant company to pay full or proportional dividends on the company preferred securities when Credit Suisse Group pays dividends on its shares or on other securities of Credit Suisse Group that rank equally with or junior to the subordinated guarantee of the company preferred securities. The company preferred securities will provide the trust as the initial holder thereof (and accordingly the holders of the trust preferred securities) or any other holder of company preferred securities with rights to dividends and redemption and liquidation payments that are similar to those of the most senior ranking non-cumulative non-voting perpetual preferred equity securities that could be issued directly by Credit Suisse Group that have financial terms substantially similar to those of the company preferred securities.

Credit Suisse Group will guarantee the obligations under the company preferred securities that the relevant company offers as set forth in the applicable prospectus supplement and in this prospectus under “—Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group.” The terms of the company common securities issued to Credit Suisse Group will be set forth in the relevant LLC agreement or Memorandum and Articles of Association, as applicable, and described in the applicable prospectus supplement.

Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group

Set forth below is a summary of information concerning the guarantees that Credit Suisse Group will execute and deliver concurrently with any issuance of capital securities of Credit Suisse Group. Each of the guarantees will be qualified as an indenture under the Trust Indenture Act. The guarantees are for the benefit of the holders from time to time of the capital securities of any series issued by the relevant trust or the relevant company. The terms of the subordinated guarantees will include both those stated in the subordinated guarantee agreements and those made part of the subordinated guarantee agreements by the Trust Indenture Act. Forms of the subordinated guarantee agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The subordinated guarantee agreements may be amended or supplemented in connection with the issuance of any series of capital securities, and such amendment or supplement will be filed on a Form 6-K and incorporated by reference in the registration statement of which this prospectus forms a part. You should read the relevant subordinated guarantee agreement and any such amendment or supplement for provisions that may be important to you.

Guaranteed Obligations

Under the subordinated guarantees, Credit Suisse Group will fully and unconditionally guarantee, on a subordinated basis, the payment by the relevant trust or the relevant company, as applicable, of the following, without duplication, with respect to capital securities of any series:

•       any distributions due and payable on the trust preferred securities, or dividends due and payable on the company preferred securities;

•       the redemption price payable with respect to any capital securities called for redemption by the relevant issuer;

•       the liquidating distribution on each capital security payable upon liquidation of the relevant issuer; and

•       any additional amounts payable by the relevant issuer,

in each case, to the extent provided in the applicable prospectus supplement.

Subject to the subordination provisions described below, Credit Suisse Group will be obligated to make such payments as and when due, regardless of any defense, right of set-off or counterclaim that Credit Suisse Group may have or assert, other than the defense of payment, and whether or not the company has legally available funds for the payments so guaranteed. Credit Suisse Group’s obligations under the relevant subordinated guarantee will be several and independent of the obligations of the relevant issuer with respect to the capital securities.

Subordination

The subordinated guarantees will be general and unsecured obligations of Credit Suisse Group and, in liquidation of Credit Suisse Group, will rank, both as to payment and in liquidation:

•       subordinate and junior to all liabilities (including those in respect of bonds, notes, debentures and guarantees of Credit Suisse Group, including the other senior and subordinated debt securities and guarantees in respect thereof of Credit Suisse Group issued under this prospectus) that do not expressly rank equally with the obligations of Credit Suisse Group under the subordinated guarantees; and

•       senior to the shares of Credit Suisse Group and any other securities of Credit Suisse Group expressed to rank junior to the most senior preference shares of Credit Suisse Group (if any) from time to time outstanding.

The foregoing liabilities that rank senior to the subordinated guarantees are collectively called “senior liabilities.”

The subordination provisions set out above will be irrevocable. Except as set forth in the applicable prospectus supplement, Credit Suisse Group may not create or permit to exist any charge or other security interest over its assets to secure its obligations in respect of the subordinated guarantees.

Additional Amounts

If Credit Suisse Group is required to withhold or deduct any portion of a payment under the relevant subordinated guarantee, the applicable prospectus supplement will provide whether and to what extent it will pay additional amounts in order to cause the net amounts received by the holders of capital securities to be the same as the holders would have received in the absence of the withholding or deduction.

Other Provisions

The guarantee trustee, on behalf of the holders of capital securities, will have the right to enforce the relevant subordinated guarantee directly against Credit Suisse Group if Credit Suisse Group defaults under such subordinated guarantee. Each of the subordinated guarantee agreements will provide that, to the fullest extent permitted by law, without the need for any action on the part of the guarantee trustee or any other holder of capital securities, each holder of capital securities will be entitled to enforce its rights directly under the relevant subordinated guarantee with respect to Credit Suisse Group’s payment obligations thereunder.

Covenants

Credit Suisse Group may be subject to additional covenants, including restrictive covenants. Such additional covenants in respect of the subordinated guarantees will be set forth in the applicable prospectus supplement.

No Assignment

Credit Suisse Group may not assign its obligations under the subordinated guarantees, except (i) in the case of merger, consolidation, sale, lease or other transfer of substantially all of its assets in which Credit Suisse Group is not the surviving entity or (ii) to one of its branches.

Termination

The subordinated guarantees will terminate on the earlier of:

•       the payment of the redemption price for all capital securities or purchase and cancellation of all capital securities of the relevant series; and

•       the full payment of the liquidating distribution on all capital securities of the relevant series.

However, the subordinated guarantees will continue to be effective or will be reinstated, as the case may be, if the holder is required to return any liquidation or redemption payment made under the capital securities or the subordinated guarantees.

Amendments

Any changes to the subordinated guarantees that affect the amount and timing of the payments under the subordinated guarantees or reduce the amount of capital securities whose holders must consent to an amendment must be approved by each holder of capital securities of each affected series. Any other provision of the subordinated guarantees, including ranking, may be modified only with the prior approval of the holders of not less than a majority (based on the aggregate liquidation preference) of the outstanding capital securities of each affected series (voting as a class).

Notwithstanding the foregoing, without the consent of any holder of capital securities of any series, Credit Suisse Group may amend or supplement the subordinated guarantee agreements:

•       to evidence the succession of another entity to Credit Suisse Group and the assumption by any such successor of any covenants of Credit Suisse Group in the subordinated guarantee agreements;

•       to add to the covenants, restrictions or obligations of Credit Suisse Group for the benefit of the holders of capital securities of such series, or to surrender any right or power conferred upon Credit Suisse Group under the subordinated guarantee agreements;

•       to correct or supplement any provision in the subordinated guarantee agreements that may be defective or inconsistent with any other provision therein;

•       to modify, eliminate and add to any provision in the subordinated guarantee agreements to such extent as may be necessary or desirable, so long as any such action shall not materially adversely affect the interests of the holders of capital securities of such series;

•       to modify or supplement the subordinated guarantee agreement to give effect to any provision made invalid by any changes in the Investment Company Act of 1940, as amended, or the Trust Indenture Act or any other applicable law, provided that any such action does not cause any other provision of the relevant trust agreement, LLC agreement or Memorandum and Articles of Association, as applicable, to become invalid and does not materially adversely affect the interests of the holders of the capital securities of such series in any other manner;

•       to cure any ambiguity or correct any mistake; or

•       in connection with the creation of any series of capital securities and the establishment of the particular terms thereof.

Information Concerning the Guarantee Trustee

The Bank of New York, as successor to JPMorgan Chase Bank, N.A., will be the guarantee trustee. The guarantee trustee will be required to perform only those duties that are specifically set forth in the relevant subordinated guarantee, except when a default has occurred and is continuing with respect to the relevant subordinated guarantee. After a default, the guarantee trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the relevant subordinated guarantee at the request of any holder of capital securities unless the holder offers the guarantee trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

The Bank of New York has loaned money to us and certain of our subsidiaries and affiliates and provided other services to us and has acted as trustee or fiscal agent under certain of our and our subsidiaries’ and affiliates’ indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

Governing Law

The subordinated guarantees will be governed by and construed in accordance with the laws of the State of New York.

Description of Subordinated Debt Securities in Connection with Certain Capital Securities of Credit Suisse Group

In connection with an offering of capital securities of Credit Suisse Group, Credit Suisse Group or one of its branches or subsidiaries may issue subordinated debt securities to the relevant company or the relevant trust. In such case, Credit Suisse Group or such branch or subsidiary will issue the subordinated debt securities to the relevant company or the relevant trust at the same time that the capital securities are issued. This prospectus briefly outlines certain general terms and provisions of the subordinated debt securities we may issue. You should read the applicable prospectus supplement for additional terms relating to the subordinated debt securities. The specific terms of a subordinated debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. Holders of capital securities may or may not have any beneficial interests in debt securities issued in connection with their capital securities but will have rights under the relevant subordinated guarantee of Credit Suisse Group as described under “—Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group.” The following description assumes that debt securities will be issued in connection with an issuance of capital securities and that holders will have beneficial interests or other rights with respect to such debt securities. If they do not, some or all of the terms described below may be included in the relevant subordinated guarantee of Credit Suisse Group.

Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be perpetual obligations of Credit Suisse Group or one of its branches or subsidiaries and will have the aggregate principal amount set forth in the applicable prospectus supplement. Interest on the subordinated debt securities will be payable on the interest payment dates and at the rate or rates, including fixed or floating rates, specified in the applicable prospectus supplement.

Interest due on an interest payment date may be deferrable at the option of Credit Suisse Group or such branch or subsidiary as specified in the applicable prospectus supplement.

Redemption

The subordinated debt securities may be redeemable with the consent of the Swiss Federal Banking Commission and at the option of Credit Suisse Group or its branch or subsidiary at the price or prices, within the period or periods and upon the terms, conditions or events specified in the applicable prospectus supplement.

Additional Amounts

The applicable prospectus supplement will specify any additional amounts payable if Credit Suisse Group or its branch or subsidiary is required to withhold any taxes, duties or other governmental charges with respect to any payment in respect of the subordinated debt securities.

Subordination

If issued by Credit Suisse Group or one of its branches, the subordinated debt securities will be a general and unsecured obligation of Credit Suisse Group and, in liquidation of Credit Suisse Group, will rank, both as to payment and in liquidation:

•       subordinate and junior to Credit Suisse Group’s senior liabilities, as defined under “—Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group—Subordination” and other subordinated debt securities issued under this prospectus, and

•       senior to the shares of Credit Suisse Group and any other securities of Credit Suisse Group expressed to rank junior to the most senior preference shares of Credit Suisse Group (if any) from time to time outstanding.

The debt securities of any subsidiary of Credit Suisse Group designated as subordinated will be subordinated obligations of such subsidiary and may be guaranteed on a subordinated basis by Credit Suisse Group.

Payments under the subordinated debt securities will be conditional upon Credit Suisse Group’s or Credit Suisse’s not being in default in the payment of Credit Suisse Group’s or Credit Suisse’s senior liabilities. The applicable prospectus supplement will set forth any other conditions, including the solvency of Credit Suisse Group or Credit Suisse, to which some or all of the payments under the subordinated debt securities may also be subject.

Enforcement of the Subordinated Debt Securities

Any consent, notice or other action (including any enforcement action) given or taken by or on behalf of the relevant trust or company may be given or taken by the trustee or at the discretion of the management of the company, as applicable, as described in the applicable prospectus supplement.

Transfer of the Subordinated Debt Securities

The subordinated debt securities will be represented by a single definitive note registered in the name of the relevant company or trust. The relevant LLC agreement or Memorandum and Articles of Association, as applicable, will provide that the relevant issuer may sell the subordinated debt securities only upon the approval of the management of the company as described in the applicable prospectus supplement and/or by the affirmative vote of the holders of a majority (based on the aggregate liquidation preference) of the relevant capital securities and other securities ranking equally with the capital securities (if any), voting together as a single class.

Except as set forth in the applicable prospectus supplement, the subordinated debt securities will provide that they may be sold in whole and not in part and may not be divided into denominations of less than $2,000.

Events of Default

Except as set forth in the applicable prospectus supplement, the subordinated debt securities will not provide for acceleration if Credit Suisse Group or its branch or subsidiary fails to make a payment when due. If Credit Suisse Group or its branch or subsidiary fails to make a payment when due of an installment of interest on the subordinated debt securities, the relevant issuer will be entitled to seek to enforce payment only of the defaulted installment but not in respect of any failure to pay interest due under the subordinated debt securities that was deferred to the extent permitted as specified in the applicable prospectus supplement. A “default” under the subordinated debt securities will occur if Credit Suisse Group or its branch or subsidiary fails to make a payment when due of an installment of principal or interest.

Modification and Amendment of the Subordinated Debt Securities

The subordinated debt securities may be modified or amended only by the written agreement of Credit Suisse Group or its branch or subsidiary, on the one hand, and the relevant trust or company, on the other. However, the relevant LLC agreement or Memorandum and Articles of Association, as applicable, will provide that the company may not agree to any such modification or amendment for so long as any capital securities of the relevant series or other securities ranking equally with such capital securities (if any) are outstanding unless holders of a majority (based on the aggregate liquidation preference) of such capital securities and other securities ranking equally with such capital securities (if any), voting as a class, consent to such modification or amendment, except if the proposed amendment or modification would not materially and adversely affect the rights, preferences, powers or privileges of the relevant company, or as otherwise set forth in the applicable prospectus supplement.

Governing Law

The subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)

Description of Debt Securities

The Guaranteed Senior Debt Securities of Credit Suisse (USA) consist of the following debt securities as well as any other debt securities issued pursuant to the indentures listed under “—Description of Indentures,” below:

$1,383,000 5.625% Notes due February 15, 2016

$150,000,000 6.90% Medium Term Notes due October 1, 2007

$100,000,000 Floating Rate Notes due October 29, 2007

$150,000,000 6½% Senior Notes Due April 1, 2008

$500,000,000 6½% Senior Notes Due June 1, 2008

$10,000,000 7.4200% Medium Term Notes due September 15, 2008

$3,000,000,000 6 1/8% Notes due November 15, 2011

$2,000,000,000 6½% Notes due January 15, 2012

$1,750,000,000 5¾% Notes due April 15, 2007

$750,000,000 6½% Notes due January 15, 2012

$1,000,000,000 7 1/8% Notes due July 15, 2032

$1,400,000,000 4 5/8% Notes due January 15, 2008

$30,000,000 Floating Rate Notes due January 14, 2008

$20,000,000 Floating Rate Notes due January 17, 2008

$1,000,000,000 5½% Notes due August 15, 2013

$300,000,000 6 1/8% Notes due November 15, 2011

$15,500,000 Five-Year Contingent Protection Securities due September 30, 2008 Linked to the S&P 500® Index

$1,000,000,000 3 7/8% Notes due January 15, 2009

$10,000,000 Five-Year Contingent Protection Securities due November 26, 2008 Linked to the S&P 500® Index

$1,000,000,000 5 1/8% Notes due January 15, 2014

$640,000,000 Floating Rate Notes due April 5, 2007

$1,350,000,000 4.70% Notes due June 1, 2009

$1,000,000,000 4 1/8% Notes due January 15, 2010

$500,000,000 Floating Rate Notes due January 15, 2010

$2,000,000,000 4 7/8% Notes due January 15, 2015

$900,000,000 Floating Rate Notes Due June 2, 2008

$115,000,000 Floating Rate Notes Due June 2, 2008

$200,000,000 Floating Rate Notes Due June 2, 2008

$800,000,000 Floating Rate Notes due June 3, 2008

$250,000,000 Floating Rate Notes Due June 2, 2008

$2,805,000 ProNotes due March 31, 2009 Linked to the Value of a Global Basket of Indices

$7,969,000 ProNotes due January 30, 2009 Linked to the Value of a Global Basket of Indices

$7,242,000 Buffered Accelerated Return Equity Securities (BARES) due January 30, 2009 Linked to the Value of a Global Basket of Equity Indices

$1,250,000,000 Floating Rate Notes due August 15, 2010

$1,000,000,000 4 7/8% Notes due August 15, 2010

$1,750,000,000 5 1/8% Notes due August 15, 2015

$1,850,000 Buffered Accelerated Return Equity Securities (BARES) due September 30, 2008 Linked to the Value of the GSCI Excess Return Index (GSCI®-ER)

$2,250,000 ProNotes due June 30, 2009 Linked to the Value of a Global Basket of Equity Indices

$5,100,000 Buffered Accelerated Return Equity Securities (BARES) due June 30, 2009 Linked to the Value of a Global Basket of Equity Indices

$3,000,000 Buffered Accelerated Return Equity Securities (BARES) due October 30, 2009 Linked to the Value of the PHLX Housing SectorSM Index

$2,000,000 ProNotes due October 30, 2009 Linked to the Value of the Nikkei 225 Index (NKY)

$153,252,000 5.50% Shared Appreciation Income Linked Securities (SAILS) due November 15, 2008 Mandatorily Exchangeable for Shares of Common Stock of Equinix, Inc.

$1,500,000,000 Floating Rate Notes due December 9, 2008

$550,000,000 Floating Rate Notes due December 9, 2008

$19,245,000 ProNotes due December 22, 2008 Linked to the Value of a Basket of Commodities

$3,100,000 ProNotes due August 17, 2009 Linked to the Value of a Basket of Commodities and Exchange Rates

$14,258,000 ProNotes due August 31, 2010 Linked to the Value of a Global Basket of Equity Indices

$750,000,000 5¼% Notes due March 2, 2011

$1,250,000,000 Floating Rate Notes due March 2, 2011

$1,000,000,000 5 3/8% Notes due March 2, 2016

$11,113,000 ProNotes Linked to the Value of a Basket of Commodities due September 30, 2009

$3,090,000 9.0% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Archer Daniels Midland Company

$335,000 13.10% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Western Digital Corp.

$1,223,000 9.75% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Diamond Offshore Drilling, Inc.

$855,000 11% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Sherwin-Williams Co.

$4,197,000 12.75% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Briggs & Stratton Corp.

$582,000 13.0% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Arch Coal, Inc.

$1,000,000,000 Floating Rate Notes due April 12, 2013

$2,600,000 8.5% Reverse Convertible Securities Linked to the Common Stock of Norfolk Southern Corp. due April 27, 2007

$390,000 9.25% Reverse Convertible Securities Linked to the Common Stock of Countrywide Financial Corp. due April 27, 2007

$258,000 8.25% Reverse Convertible Securities Linked to the Common Stock of Monsanto Co. due April 27, 2007

$255,000 9.50% Reverse Convertible Securities Linked to the Common Stock of OfficeMax, Inc. due April 27, 2007

$272,000 11.30% Reverse Convertible Securities Linked to the Common Stock of F5 Networks, Inc. due April 27, 2007

$230,000 9.0% Reverse Convertible Securities Linked to the Common Stock of Expedia, Inc. due April 27, 2007

$1,950,000 ProNotes Linked to the Value of a Global Basket of Indices due October 30, 2009

$2,772,000 ProNotes Linked to the Value of a Global Basket of Equity Indices due July 28, 2010

$313,000 ProNotes Linked to the Value of the S&P 500 Index due April 29, 2013

$80,596,413.46 8.82% Senior Notes due May 15, 2016

$2,600,000 12.0% Reverse Convertible Securities Linked to the Common Stock of eBay Inc. due May 22, 2007

$225,000 12.75% Reverse Convertible Securities Linked to the Common Stock of Allegheny Technologies, Inc. due May 25, 2007

$1,427,000 14.50% Reverse Convertible Securities Linked to the Common Stock of Openwave Systems, Inc. due May 25, 2007

$542,000 9.0% Reverse Convertible Securities Linked to the Common Stock of Martin Marietta Materials, Inc. due May 25, 2007

$595,000 11.25% Reverse Convertible Securities Linked to the Common Stock of BHP Billiton Ltd due May 25, 2007

$190,000 11.75% Reverse Convertible Securities Linked to the Common Stock of Foundation Coal Holdings, Inc. due May 25, 2007

$167,000 12.75% Reverse Convertible Securities Linked to the Common Stock of Gymboree Corp. due May 25, 2007

$15,567,000 ProNotes Linked to the Value of a Basket of Equity Indices and Exchange Rates due May 26, 2009

$1,794,000 ProNotes Linked to the Value of a Global Basket of Indices due August 31, 2010

$1,050,000,000 Floating Rate Notes Due June 5, 2009

$700,000,000 Floating Rate Notes Due June 5, 2009

$1,000,000,000 Floating Rate Notes Due June 5, 2009

$750,000,000 Floating Rate Notes due June 3, 2008

$252,000 10.50% Reverse Convertible Securities Linked to the Common Stock of Lazard Ltd, due June 29, 2007

$1,049,000 10.50% Reverse Convertible Securities Linked to the Common Stock of Sears Holding Corp. due June 29, 2007

$957,000 12.50% Reverse Convertible Securities Linked to the Common Stock of Suncor Energy, Inc. due June 29, 2007

$3,000,000 10.75% Reverse Convertible Securities Linked to the Common Stock of Corning, Inc. due June 29, 2007

$788,000 13.25% Reverse Convertible Securities Linked to the Common Stock of Netflix, Inc. due June 29, 2007

$321,000 11.50% Reverse Convertible Securities Linked to the Common Stock of Circuit City Stores, Inc. due June 29, 2007

$3,258,000 Currency - Linked Securities Linked to the Value of a Global Currency Basket due July 20, 2007

$22,341,000 ProNotes Linked to the Value of a Basket of Commodities due July 28, 2010

$219,000 11.50% Reverse Convertible Securities Linked to the Common Stock of Tellabs, Inc. due July 31, 2007

$1,324,000 15.75% Reverse Convertible Securities Linked to the Common Stock of NYSE Group, Inc. due July 31, 2007

$2,776,000 17.75% Reverse Convertible Securities Linked to the Common Stock of Nutri/System, Inc. due July 31, 2007

$1,784,000 9.0% Reverse Convertible Securities Linked to the Common Stock of Apache Corp. due July 31, 2007

$1,344,000 10.75% Reverse Convertible Securities Linked to the Common Stock of Texas Instruments, Inc. due July 31, 2007

$127,000 12.25% Reverse Convertible Securities Linked to the Common Stock of Swift Transportation Co, Inc. due July 31, 2007

$150,000 9.50% Reverse Convertible Securities Linked to the Common Stock of Texas Industries, Inc. due July 31, 2007

$1,000,000 ProNotes Linked to the Value of the S&P 500 Index due January 29, 2010

$1,000,000 9.70% Reverse Convertible Securities Linked to the Common Stock of Norfolk Southern Corp. due August 9, 2007

$1,250,000,000 Floating Rate Notes Due August 16, 2011

$750,000,000 5.5% Notes Due August 16, 2011

$500,000,000 5.85% Notes Due August 16, 2016

$1,000,000 15.51% Reverse Convertible Securities Linked to the Common Stock of Headwaters Incorporated due August 21, 2007

$1,538,000 8.75% Reverse Convertible Securities Linked to the Common Stock of FedEx Corp. due August 31, 2007

$2,433,000 8.50% Reverse Convertible Securities Linked to the Common Stock of Lowe's Companies, Inc. due August 31, 2007

$413,000 9.75% Reverse Convertible Securities Linked to the Common Stock of J.C. Penney Co., Inc. due August 31, 2007

$326,000 10.25% Reverse Convertible Securities Linked to the Common Stock of Humana Inc. due August 31, 2007

$1,934,000 10.50% Reverse Convertible Securities Linked to the Common Stock of Occidential Petroleum Corp. due August 31, 2007

$647,000 13.50% Reverse Convertible Securities Linked to the Common Stock of Palm, Inc. due August 31, 2007

$589,000 10.25% Reverse Convertible Securities Linked to American Depositary Receipts representing Common Stock of Tenaris S.A. due August 31, 2007

$1,500,000 19.0% Reverse Convertible Securities Linked to the Common Stock of PetMed Express, Inc. due September 11, 2007

$1,500,000 12.25% 1 Year Non-Call Floating/Fixed Rate Securities due September 28, 2021

$1,491,000 13.50% Reverse Convertible Securities Linked to the Common Stock of Freeport-McMoran Copper & Gold, Inc. due March 30, 2007

$1,724,000 16.25% Reverse Convertible Securities Linked to the Common Stock of Oregon Steel Mills, Inc. due March 30, 2007

$1,765,000 16.0% Reverse Convertible Securities Linked to the Common Stock of XM Satellite Radio Holdings, Inc. due March 30, 2007

$382,000 8.50% Reverse Convertible Securities Linked to the Common Stock of Boston Scientific Corp. due September 28, 2007

$914,000 11.0% Reverse Convertible Securities Linked to the Common Stock of Las Vegas Sands Corp. due September 28, 2007

$981,000 12.0% Reverse Convertible Securities Linked to the Common Stock of International Rectifier Corp. due September 28, 2007

$339,000 13.0% Reverse Convertible Securities Linked to the Common Stock of Tempur-Pedic International, Inc. due September 28, 2007

$1,637,000 12.0% Reverse Convertible Securities Linked to the Common Stock of Southwestern Energy Company due September 28, 2007

$12,295,000 Buffered Accelerated Return Equity Securities (BARES) Linked to the Value of a Global Basket of Equity Indices due September 30, 2009

$6,398,000 ProNotes Linked to the Value of a Global Basket of Indices due June 30, 2010

$3,250,000 ProNotes Linked to the Value of a Basket of Commodities due September 30, 2010

$967,000 Currency-Linked Securities Linked to the Value of a Global Currency Basket due October 26, 2007

$9,202,000 ProNotes Linked to the Value of a Basket of Equity Indices and Exchange Rates due April 30, 2010

$870,000 16.15% Reverse Convertible Securities Linked to the Common Stock of eBay, Inc. due April 30, 2007

$8,107,000 18.75% Reverse Convertible Securities Linked to the Common Stock of Hansen Natural Corp. due April 30, 2007

$870,000 18.25% Reverse Convertible Securities Linked to the Common Stock of Nasdaq Stock Market, Inc. due April 30, 2007

$8,746,000 19.5% Reverse Convertible Securities Linked to the Common Stock of Nutri/System, Inc. due April 30, 2007

$1,000,000 14.25% Reverse Convertible Securities Linked to the Value of a Basket of Equities due October 31, 2007

$700,000 10.0% Reverse Convertible Securities Linked to the Common Stock of Valero Energy Corporation due October 31, 2007

$1,116,000 14.50% Reverse Convertible Securities Linked to the Common Stock of Eagle Materials, Inc. due October 31, 2007

$3,070,000 12.25% Reverse Convertible Securities Linked to American Depositary Receipts representing Common Stock of Gold Fields Ltd. due October 31, 2007

$277,000 11.15% Reverse Convertible Securities Linked to the Common Stock of Bill Barrett Corp. due October 31, 2007

$4,160,000 ProNotes Linked to the Value of a Global Basket of Indices due October 29, 2010

$989,000 Buffered Accelerated Return Equity Securities (BARES) Linked to the Value of a Global Basket of Equity Indices due October 29, 2010

$1,255,000 ProNotes Linked to the Value of a Global Basket of Indices due October 29, 2010

$1,000,000 10.0% Reverse Convertible Securities Linked to the Value of a Basket of Equities due November 6, 2007

$1,900,000,000 Floating Rate Notes Due November 20, 2009

$700,000,000 Floating Rate Notes Due November 20, 2009

$400,000,000 Floating Rate Notes Due November 20, 2009

$850,000 ProNotes Linked to the Value of a Global Basket of Indices due November 30, 2010

$1,877,000 11.85% Reverse Convertible Securities Linked to the Common Stock of IntercontinentalExchange, Inc. due May 31, 2007

$2,430,000 15.25% Reverse Convertible Securities Linked to the Common Stock of Under Armour, Inc. due May 31, 2007

$1,259,000 17.0% Reverse Convertible Securities Linked to the Common Stock of Silver Wheaton Corp. due May 31, 2007

$1,349,000 14.0% Reverse Convertible Securities Linked to the Common Stock of Intuitive Surgical, Inc. due May 31, 2007

$1,242,000 17.15% Reverse Convertible Securities Linked to the Common Stock of Red Hat, Inc. due May 31, 2007

$774,000 8.5% Reverse Convertible Securities Linked to American Depositary Receipts representing Common Stock of Cemex, S.A.B. de C.V. due November 30, 2007

$1,002,000 10.0% Reverse Convertible Securities Linked to the Common Stock of D.R. Horton, Inc. due November 30, 2007

$350,000 10.25% Reverse Convertible Securities Linked to the Common Stock of Foster Wheeler Ltd. due November 30, 2007

$443,000 13.0% Reverse Convertible Securities Linked to the Common Stock of US Airways Group, Inc. due November 30, 2007

$1,000,000 20.0% Reverse Convertible Securities Linked to the Common Stock of Encore Wire Corp. due June 12, 2007

$1,371,000 15.0% Reverse Convertible Securities Linked to the Common Stock of IntercontinentalExchange, Inc. due June 12, 2007

$7,704,000 Currency-Linked Securities Linked to the Value of a Global Currency Basket due June 30, 2008

$777,000 ProNotes Linked to the Value of a Global Basket of Indices due January 14, 2011

$985,000 14.0% Reverse Convertible Securities Linked to the Common Stock of JDS Uniphase Corp. due June 29, 2007

$3,762,000 12.0% Reverse Convertible Securities Linked to the Common Stock of Mastercard Inc. due June 29, 2007

$2,337,000 17.25% Reverse Convertible Securities Linked to the Common Stock of Palm, Inc. due June 29, 2007

$3,453,000 17.5% Reverse Convertible Securities Linked to the Common Stock of SanDisk Corp. due June 29, 2007

$2,255,000 15.50% Reverse Convertible Securities Linked to the Common Stock of Southern Copper Corp. due December 28, 2007

$2,109,000 13.25% Reverse Convertible Securities Linked to the Common Stock of Arch Coal, Inc. due December 28, 2007

$562,000 13.0% Reverse Convertible Securities Linked to the Common Stock of Gymboree, Corp. due December 28, 2007

$600,000 9.0% Reverse Convertible Securities Linked to the Common Stock of Electronic Arts, Inc. due December 28, 2007

$1,465,000 8.70% Reverse Convertible Securities Linked to the Common Stock of Texas Instruments Inc. due January 10, 2008

$2,400,000 16.75% Reverse Convertible Securities due July 25, 2007 Linked to the Common Stock of AMR Corp.

$3,597,000 16.8% Reverse Convertible Securities Linked to the Common Stock of IntercontinentalExchange, Inc. due July 25, 2007

$2,000,000 15.125% Reverse Convertible Securities Linked to the Common Stock of Smith & Wesson Holding Corp. due January 24, 2008

$2,144,000 13.65% Reverse Convertible Securities Linked to the Common Stock of Advanced Micro Devices, Inc. due January 25, 2008

$1,639,000 10.5% Reverse Convertible Securities Linked to the Common Stock of Corning Inc. due January 25, 2008

$1,765,000 10.25% Reverse Convertible Securities Linked to the Common Stock of Nabors Industries Ltd. due January 25, 2008

$2,670,000 12.65% Reverse Convertible Securities Linked to the Common Stock of Amdocs Limited due January 25, 2008

$1,494,000 18.0% Reverse Convertible Securities Linked to the Common Stock of Netflix, Inc. due July 31, 2007

$623,000 19.0% Reverse Convertible Securities Linked to the Common Stock of Isis Pharmaceuticals, Inc. due July 31, 2007

$658,000 11.3% Reverse Convertible Securities Linked to the Common Stock of Freeport-McMoRan Copper & Gold Inc. due January 30, 2008

$1,275,000 Accelerated Return Equity Securities (ARES) Linked to the Performance of the S&P 500 Index (SPX) due February 28, 2008

$9,141,000 Currency-Linked Securities Linked to the Value of a Global Currency Basket due July 29, 2008

$2,398,000 Currency-Linked Securities Linked to the Value of the U.S. Dollar/Chinese Yuan Exchange Rate due January 30, 2029

$2,699,000 ProNotes Linked to the Value of a Global Basket of Indices due January 31, 2011

$1,000,000 17.25% Reverse Convertible Securities Linked to the Common Stock of Nutrisystem, Inc. due May 2, 2007

$1,000,000 22.5% Reverse Convertible Securities Linked to the Common Stock of Level 3 Communications, Inc. due May 2, 2007

$1,000,000 22.6% Reverse Convertible Securities Linked to the Common Stock of Level 3 Communications, Inc. due May 7, 2007

$2,000,000 14.7% Reverse Convertible Securities Linked to the Common Stock of Level 3 Communications, Inc. due February 4, 2008

$1,500,000 18.85% Reverse Convertible Securities Linked to the Common Stock of Nutrisystem, Inc. due May 7, 2007

$2,100,000 14.5% Reverse Convertible Securities Linked to the Common Stock of Under Armour, Inc. due August 27, 2007

$2,500,000 Currency-Linked Securities Linked to the Value of a Global Currency Basket due August 29, 2008

$3,175,000 12.75% Reverse Convertible Securities Linked to the Common Stock of Smith & Wesson Holding Corp. due August 31, 2007

$1,455,000 10.75% Reverse Convertible Securities Linked to the Common Stock of Goldcorp Inc. due February 27, 2008

$698,000 10.0% Reverse Convertible Securities Linked to the Common Stock of Sotheby's due February 27, 2008.

$636,000 13.5% Reverse Convertible Securities Linked to the Common Stock of Akamai Technologies, Inc. due February 27, 2008

$1,861,000 11.0% Reverse Convertible Securities Linked to the Common Stock of Yahoo! Inc. due August 31, 2007

$665,000 9.15% Reverse Convertible Securities Linked to the Common Stock of Sun Microsystems, Inc. due February 27, 2008

$4,300,000 ProNotes Linked to the Value of a Global Basket of Indices due November 30, 2011

$1,500,000 10.71% Reverse Convertible Securities Linked to the Common Stock of Popular, Inc. due June 15, 2007

$2,495,000 15.50% Reverse Convertible Securities Linked to the Common Stock of Blockbuster Inc. due September 21, 2007

$1,322,000 11.50% Reverse Convertible Securities Linked to American Depositary Receipts representing Common Stock of Harmony Gold Mining Company Limited due March 20, 2008

$1,559,000 13.25% Reverse Convertible Securities Linked to the Common Stock of IntercontinentalExchange, Inc. due March 20, 2008

$2,613,000 11.50% Reverse Convertible Securities Linked to the Common Stock of NYSE Group, Inc. due March 20, 2008

$46,514,000 Buffered Accelerated Return Equity Securities (BARES) due March 31, 2011 Linked to the Value of a Global Basket of Equity Indices

The description of these debt securities is incorporated in the registration statement of which this prospectus forms a part by reference to the relevant prospectus and prospectus supplement filed by Credit Suisse (USA) in connection with the initial issuance of the Guaranteed Senior Debt Securities.

Description of Indentures

Each of the Guaranteed Senior Debt Securities of Credit Suisse (USA) listed in “—Description of Debt Securities” above was issued under one of the following indentures:

•       Senior Indenture, dated as of June 1, 2001, between Credit Suisse (USA), formerly known as Credit Suisse First Boston (USA), Inc., and The Bank of New York, as successor to The Chase Manhattan Bank, as Trustee;

•       Senior Indenture, dated as of June 8, 1998, between Credit Suisse (USA), as successor to Donaldson, Lufkin & Jenrette, Inc., and The Bank of New York, as successor to The Chase Manhattan Bank, as Trustee;

•       Indenture, dated as of September 3, 1997, between Credit Suisse (USA), as successor to Donaldson, Lufkin & Jenrette, Inc., and The Bank of New York, as successor to The Chase Manhattan Bank, as Trustee; and

•       Indenture, dated as of October 25, 1995, between Credit Suisse (USA), as successor to Donaldson, Lufkin & Jenrette, Inc., and The Bank of New York, as Trustee.

Each of the indentures above has been filed with the Securities and Exchange Commission and is incorporated by reference in the registration statement of which this prospectus forms a part. The description of these indentures is incorporated in the registration statement by reference to the relevant prospectus and prospectus supplement filed by Credit Suisse (USA) in connection with the initial issuance of the Guaranteed Senior Debt Securities.

DESCRIPTION OF THE GUARANTEES OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)

Credit Suisse (USA)’s Guaranteed Senior Debt Securities have been fully and unconditionally guaranteed by Credit Suisse Group and Credit Suisse on a several basis. If Credit Suisse (USA), for any reason, does not make a required payment in respect of these securities when due, whether on the normal due date, on acceleration, redemption or otherwise, either or both of Credit Suisse Group and Credit Suisse will cause the payment to be made to or to the order of the trustee. The Credit Suisse Group guarantees are on a subordinated basis as described below. The holder of a Guaranteed Senior Debt Security will be entitled to payment under the relevant guarantees of Credit Suisse Group and Credit Suisse without taking any action whatsoever against Credit Suisse (USA).

The terms of the guarantees have been set forth in a supplemental indenture to each of the indentures under which Guaranteed Senior Debt Securities of Credit Suisse (USA) have been issued. The indentures, as so supplemented, have been qualified under the Trust Indenture Act.

Subordination of Credit Suisse Group Guarantee

The discussion of subordination in this section applies only to the guarantees by Credit Suisse Group of the Guaranteed Senior Debt Securities of Credit Suisse (USA).

When the term “senior indebtedness” is used in the context of these guarantees, it means:

•       any money Credit Suisse Group has borrowed, including any senior debt securities or guarantees of senior debt securities issued under the relevant senior indenture of Credit Suisse Group;

•       any money borrowed by someone else where Credit Suisse Group has assumed or guaranteed the obligations, directly or indirectly;

•       any letters of credit and acceptances made by banks on Credit Suisse Group’s behalf;

•       indebtedness that Credit Suisse Group has incurred or assumed in connection with the acquisition of any property; and

•       all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the above.

Senior indebtedness does not include any indebtedness that is expressed to be subordinated to or on par with the Credit Suisse Group guarantees or any money owed to Credit Suisse Group’s subsidiaries.

The indentures, as supplemented, provide that Credit Suisse Group cannot:

•       make any payments of principal or interest on the Guaranteed Senior Debt Securities of Credit Suisse (USA);

•       redeem any Guaranteed Senior Debt Securities;

•       acquire any Guaranteed Senior Debt Securities; or

•       defease any Guaranteed Senior Debt Securities;

if

•       any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by Credit Suisse Group; or

•       Credit Suisse Group has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

If Credit Suisse Group is liquidated, the holders of senior indebtedness will be entitled to receive payment in full in cash or cash equivalents for principal, premium and interest on the senior indebtedness before the holders of Guaranteed Senior Debt Securities receive any of Credit Suisse Group’s assets. As a result, holders of Guaranteed Senior Debt Securities may receive a smaller proportion of Credit Suisse Group’s assets in liquidation than holders of senior indebtedness.

Even if the subordination provisions prevent Credit Suisse Group from making any payment when due on the Guaranteed Senior Debt Securities or  the relevant guarantee, Credit Suisse Group will be in default on its obligations under the relevant indenture, as supplemented, if it does not make the payment when due. This means that the trustee and the holders of Guaranteed Senior Debt Securities can take action against Credit Suisse Group, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

The indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from Credit Suisse Group.

ERISA

ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code impose certain restrictions on (a) employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, subject to Section 4975 of the Code and (c) any entities whose underlying assets include “plan assets” by reason of the Plan Asset Regulation (as defined below) or otherwise. Each of (a), (b) and (c) is herein referred to as a Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to Plans subject to ERISA. In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of securities on behalf of such Plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and Section 4975 of the Code, or the Plan Asset Regulation. The Plan Asset Regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities that are not “operating companies” in which a Plan purchases an equity interest will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. Under one such exception, the assets of such an entity are not considered to be plan assets where a Plan makes an investment in an equity interest that is a “publicly-offered security.” A “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held” and (c) either part of a class of securities that is registered under Section 12 of the Exchange Act or sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving Plans, and certain persons, referred to as “parties in interest” under ERISA or “disqualified persons” under the Code, having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a “party in interest” or “disqualified person” with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if these securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless the securities are acquired pursuant to a statutory or an administrative exemption.

The acquisition of the securities may be eligible for one of the exemptions noted below if the acquisition:

•       is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

•       is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

•       is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

•       is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor;

•       is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor; or

•       is made by a Plan with respect to which the issuing entity is a party in interest solely by virtue of it being a service provider and satisfies the requirements and conditions of Section 408(b) of ERISA.

Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plan should consult legal counsel before purchasing these securities.

Please consult the applicable prospectus supplement for further information with respect to a particular offering. Depending upon the security offered, restrictions on purchase or transfer to, by or on behalf of a Plan may apply.

TAXATION

United States Taxation

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. For a discussion of certain U.S. federal income tax considerations of holding convertible or exchangeable debt, warrants or capital securities we refer you to the applicable prospectus supplement.

This summary deals only with U.S. holders (as defined below) that hold debt securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, persons that will hold debt securities as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization or a person whose “functional currency” is not the U.S. dollar.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

You are a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the debt securities. You are a non-U.S. holder if you are not a United States person for U.S. federal income tax purposes.

U.S. Holder

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, which we refer to as a foreign currency, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency denominated debt security is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above Under  “—Payments or Accruals of Interest”) and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency denominated debt security is disposed of or retired. If you dispose of a foreign currency denominated debt security that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency denominated debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at the lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency denominated debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue a series of debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the series of debt securities multiplied by the number of full years to their maturity, the series of debt securities will be original issue discount notes. The difference between the issue price and the stated redemption price at maturity of the series of debt securities will be the “original issue discount”. The “issue price” of the original discount notes will be the first price at which a substantial amount of the original issue discount notes are sold to the public (i.e., excluding sales of original issue discount notes to Credit Suisse Securities (USA) LLC, underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the original issue discount notes other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of an original issue discount note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that original issue discount note for all days during the taxable year that you own the original issue discount note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the original issue discount note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the original issue discount note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the original issue discount note and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of an original issue discount note that is a floating rate note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the original issue discount note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the original issue discount note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the original issue discount note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.) The “adjusted issue price” of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the original issue discount note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of an original issue discount note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the original issue discount note to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. If you purchase debt securities at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under “—Premium” and “—Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an original issue discount note that is also a foreign currency denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (a) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (b) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “—Payments or Accruals of Interest”. Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency denominated debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the original issue discount note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the original issue discount note’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

Floating rate notes generally will be treated as “variable rate debt instruments” under the original issue discount regulations. Accordingly, the stated interest on a floating rate note generally will be treated as “qualified stated interest” and such a floating rate note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a “variable rate debt instrument”, the floating rate note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such debt securities in the applicable prospectus supplement.

Certain original issue discount notes may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original issue discount notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the original issue discount notes.

Short-Term Notes

The rules described above will also generally apply to original issue discount notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term note during the period you held the short-term note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the short-term note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the short-term note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

Premium

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency denominated debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency denominated debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date the holder acquired the debt security. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

Market Discount

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount (or in the case of an original issue discount note, the original issue discount note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency denominated debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency denominated debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Debt Securities Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as contingent debt obligations. These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable prospectus supplement.

Non-U.S. Holder

Under present United States federal tax law, and subject to the discussion below concerning backup withholding:

(a) Payments of interest on a debt security to you will not be subject to the 30% U.S. federal withholding tax, provided that:

1.                you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock (or the stock of the guarantor) entitled to vote and are not a controlled foreign corporation related to us (or the guarantor) through stock ownership; and

2.                you provide a statement signed under penalties of perjury that includes your name and address and certify that you are a non-U.S. holder in compliance with applicable requirements by completing a Form W-8BEN, or otherwise satisfy documentary evidence requirements for establishing that you are a non-U.S. holder.

(b) You will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or retirement of the debt security unless the gain is effectively connected with your trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or retirement occurs and certain other conditions are met. In the case that you are subject to U.S. federal income taxation on a net basis in respect of the debt security, you will generally be taxable under the same rules that govern the taxation of a U.S. holder.

Information Reporting and Backup Withholding

The paying agent must file information returns with the Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to a United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are a non-U.S. holder in order to avoid information reporting and backup withholding tax requirements.

Information reporting and backup withholding requirements will not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a foreign broker, provided that such broker:

1.                derives less than 50% of its gross income for particular period from the conduct of a trade or business in the United States;

2.                is not a controlled foreign corporation for U.S. federal income tax purposes; and

3.                is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by U.S. holders or is engaged in the conduct of a U.S. trade or business.

Payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale of a debt security by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Swiss Taxation

The following is a summary of the principal tax consequences for holding debt securities issued by a company or finance subsidiary (other than Credit Suisse Group and Credit Suisse) under the laws of Switzerland for investors who are not residents of Switzerland for tax purposes and have no Swiss permanent establishment and do not conduct a Swiss-based trade or business. It does not address the tax treatment of holders of debt securities who are residents of Switzerland for tax purposes or who are subject to Swiss taxes for other reasons. This summary is based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant to a decision to invest in debt securities.

Withholding Tax

According to the present practice of the Swiss Federal Tax Administration, payments of interest on the debt securities issued by a company or finance subsidiary (other than Credit Suisse Group and Credit Suisse) are not subject to Swiss withholding tax, even if guaranteed by Credit Suisse Group, provided, however, that the net proceeds from the issue of the debt securities are used outside of Switzerland.

Issue and Transfer Stamp Tax

Purchasers of debt securities will not be subject to any Issue Stamp Tax liability in Switzerland in connection with the issue of the debt securities if the net proceeds of the issue are used outside of Switzerland.

A transfer or sale of debt securities is subject to the Swiss Transfer Stamp Tax, currently at the rate of 0.3 per cent of the consideration paid, if such transfer or sale is made by or through a bank or securities dealer (as defined in the Swiss Federal Stamp Tax Act) resident in Switzerland or Liechtenstein, unless an exemption from the Transfer Stamp Tax applies.

Other Taxes

Under current Swiss law, a holder of debt securities who is not resident in Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland and who is not subject to taxation by Switzerland for any other reason will be exempted from any Swiss federal, cantonal or municipal income or other tax on gains on the sale of, or payments received under, the debt securities.

European Union Directive on Taxation of Certain Interest Payments

Under European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries, including Switzerland, and territories have agreed to adopt similar measures (some of which involve a withholding system, such as in Switzerland). As indicated above under “Description of Debt Securities—Payment of Additional Amounts”, no additional amounts will be payable if a payment on a debt security to an individual is subject to any withholding or deduction that is required to be made pursuant to any European Union Directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive.

You should consult your own tax advisors regarding the application of Directive 2003/48/EC or any similar Directive or similar measures of non-EU countries and territories.

PLAN OF DISTRIBUTION

We may sell our securities through agents, underwriters, dealers or directly to purchasers.

Our agents may solicit offers to purchase our securities.

•       We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement.

•       Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•       Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•       If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•       We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•       The underwriters will use the applicable prospectus supplement and any free writing prospectuses to sell our securities.

•       If we use an underwriter or underwriters, the underwriter or underwriters will acquire our securities for their own account and may resell our securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed price or at varying prices determined at the time of the sale.

We may use a dealer to sell our securities.

•       If we use a dealer, we, as principal, will sell our securities to the dealer.

•       The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•       We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•       at a fixed price or prices, which may be changed;

•       at market prices prevailing at the time of sale;

•       at prices related to prevailing market prices; or

•       at negotiated prices.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

In connection with these sales of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

Credit Suisse Securities (USA) LLC, or Credit Suisse Securities, is an indirect subsidiary of Credit Suisse Group. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., or NASD, imposes certain requirements when an NASD member, such as Credit Suisse Securities, distributes an affiliated company’s securities. If Credit Suisse Securities or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of Section 2720 of the NASD Conduct Rules. In addition, because the NASD views capital securities as a direct participation program, any offering of capital securities will be conducted in accordance with Rule 2810 of the Conduct Rules of the NASD. The underwriters will not confirm initial sales to accounts over which they exercise discretionary authority without the prior written approval of the customer.

In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, us or our subsidiaries and affiliates in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•       If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•       These delayed delivery contracts will be subject only to the conditions that we set forth in the applicable prospectus supplement.

•       We will indicate in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

MARKET-MAKING ACTIVITIES

Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, including outstanding securities of Credit Suisse (USA), in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

LEGAL MATTERS

Certain legal matters with respect to U.S. law relating to the offering of our securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, our U.S. counsel. Certain legal matters with respect to Swiss law relating to the offering of our securities will be passed upon for us by Homburger, Zurich, Switzerland, our Swiss counsel. Sullivan & Cromwell LLP, New York, New York will pass upon the validity of the securities being offered hereby insofar as they involve matters of New York law for any agents or underwriters. Sullivan & Cromwell LLP regularly provides legal services to us and our subsidiaries and affiliates. Certain matters of law relating to the offering of the trust preferred securities, the company preferred securities and the guaranteed debt securities of the finance subsidiaries will be passed upon for the companies, trusts and finance subsidiary organized in Delaware by Richards, Layton & Finger, P.A., Wilmington, Delaware and for the companies and finance subsidiary organized in Guernsey by Carey Olsen, Guernsey, Channel Islands.

EXPERTS

The consolidated financial statements of Credit Suisse Group as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, have been incorporated by reference into this prospectus and our registration statement in reliance upon the reports of KPMG Klynveld Peat Marwick Goerdeler SA, independent registered public accounting firm, which are included in Credit Suisse Group’s Annual Report 2006, incorporated by reference in Credit Suisse Group’s annual report on Form 20-F for the year ended December 31, 2006 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the consolidated financial statements of Credit Suisse Group as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006 contains an explanatory paragraph that states that in 2006, Credit Suisse Group changed its method of accounting for defined benefit plans, in 2005 Credit Suisse Group changed its method of accounting for share-based compensation, and in 2004 Credit Suisse Group changed its method of accounting for certain variable interest entities.

The consolidated financial statements of Credit Suisse as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, have been incorporated by reference into this prospectus and our registration statement in reliance upon the reports of KPMG Klynveld Peat Marwick Goerdeler SA, independent registered public accounting firm, which are included in Credit Suisse’s Annual Report 2006 and incorporated by reference in Credit Suisse Group’s report on Form 6-K filed on March 28, 2007, and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the consolidated financial statements of Credit Suisse as of December 31, 2006, and for each of the years in the three-year period ended December 31, 2006 contains an explanatory paragraph that states that in 2006, Credit Suisse changed its method of accounting for defined benefit plans, in 2005, Credit Suisse changed its method of accounting for share-based compensation, and in 2004 Credit Suisse changed its method of accounting for certain variable interest entities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors And Officers

Credit Suisse Group and Credit Suisse

Under Swiss law, directors and senior officers acting in violation of their statutory duties—whether dealing with bona fide third parties or performing any other acts on behalf of the corporation—may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors’ liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, e.g., the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation’s business purpose.

Because Credit Suisse Group and Credit Suisse are Swiss companies headquartered in Switzerland, many of the directors and officers of Credit Suisse Group and Credit Suisse are residents of Switzerland and not the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to:

•       serve legal process on Credit Suisse Group, Credit Suisse or their respective directors and executive officers or have any of them appear in a U.S. court; and

•       enforce against those persons in Switzerland, whether in original actions or in actions for enforcement of judgments of U.S. courts, liabilities based solely on the federal securities laws of the United States.

None of the Articles of Association of Credit Suisse Group, the Articles of Association of Credit Suisse or Swiss statutory law contains provisions regarding the indemnification of directors and officers.

According to general principles of Swiss law, a corporation may, under certain circumstances, indemnify an employee against losses and expenses incurred by him in the execution of his duties under an employment agreement, unless the losses and expenses arise from the employee’s gross negligence or willful misconduct.

It is Credit Suisse Group’s and Credit Suisse’s policy to indemnify their current or former directors and/or employees against certain losses and expenses in respect of service as a director or employee of Credit Suisse Group or Credit Suisse, as the case may be, one of its affiliates or another entity, which Credit Suisse Group has approved, subject to specific conditions or exclusions. Credit Suisse Group and Credit Suisse maintain directors’ and officers’ insurance for their directors and officers.

Credit Suisse (USA), Inc.

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or (d) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL empowers Credit Suisse (USA) to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that Credit Suisse (USA) may purchase insurance on behalf of any such director, officer, employee or agent.

Credit Suisse (USA)’s Amended and Restated Certificate of Incorporation provides in effect for the indemnification by Credit Suisse (USA) of each director and officer of Credit Suisse (USA) to the fullest extent permitted by applicable law.

Credit Suisse (USA) maintains directors’ and officers’ insurance.

Credit Suisse Group Capital (Delaware) Trust I, Credit Suisse Group Capital (Delaware) Trust II and Credit Suisse Group Capital (Delaware) Trust III

Section 7 of the initial trust agreement relating to the formation of Credit Suisse Group Capital (Delaware) Trust I, Credit Suisse Group Capital (Delaware) Trust II and Credit Suisse Group Capital (Delaware) Trust III provides as follows regarding indemnification:

“7. (a) The Trustee and its officers, directors, agents and servants (collectively, the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Trust Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s negligence, bad faith or willful misconduct with respect to such acts or omissions.

(b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believe are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

(c) The Depositor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

(d) The provisions of this Section shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.”

Credit Suisse Group Capital (Delaware) LLC I, Credit Suisse Group Capital (Delaware) LLC II, Credit Suisse Group Capital (Delaware) LLC III and Credit Suisse Group Finance (Delaware) LLC I

The Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The initial limited liability company agreement relating to the formation of Credit Suisse Group Capital (Delaware) LLC I, Credit Suisse Group Capital (Delaware) LLC II, Credit Suisse Group Capital (Delaware) LLC III and Credit Suisse Group Finance (Delaware) LLC I provides as follows regarding indemnification:

“Exculpation and Indemnification. No member of the Company or Officer shall be liable to the Company, or any other person or entity who is bound by this Agreement, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member of the Company or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such member or Officer by this Agreement, except that a member of the Company or Officer shall be liable for any such loss, damage or claim incurred by reason of such member’s or Officer’s willful misconduct. To the fullest extent permitted by applicable law, a member of the Company or Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such member or Officer by reason of any act or omission performed or omitted by such member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such member or Officer by this Agreement, except that no member of the Company or Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such member or Officer by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section. .. shall be provided out of and to the extent of Company assets only, and no member of the Company shall have personal liability on account thereof.”

Credit Suisse Group Capital (Guernsey) Limited, Credit Suisse Group Capital (Guernsey) IX Limited, Credit Suisse Group Capital (Guernsey) X Limited and Credit Suisse Group Finance (Guernsey) Limited

Section 67F of the Companies (Guernsey) Law, 1994, as amended, provides that a Guernsey limited liability company may not indemnify any persons in respect of liability for wrongful trading and/or fraudulent trading or in respect of any other provision under the Law pursuant to which a person may incur personal liability but may purchase insurance to cover any such liability. This section does not prohibit the company providing an indemnity to any person in circumstances other than those proscribed in the section. The initial Articles of Association of each of the Guernsey companies provide (or will provide) as follows: “The Directors, Secretary and other officers or servants or agents for the time being of the Company shall be indemnified out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses in respect of which they may lawfully be indemnified which they or any of them shall or may incur or sustain by reason of any contract entered into or any act done, concurred in, or omitted, in or about the execution of their duty or supposed duty or in relation thereto, except such (if any) as they shall incur or sustain by or through their own willful act, negligence or default respectively, and none of them shall be answerable for the acts, receipts, negligence or defaults of the other or others of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for any bankers, brokers, or other persons into whose hands any money or assets of the Company may come, or for any defect of title of the Company to any property purchased, or for the insufficiency or deficiency or defect of title of the Company, to any security upon which any moneys of the Company shall be invested, or for any loss or damage occasioned by an error of judgment or oversight on their part, or for any other loss, damage or misfortune whatsoever which shall happen in the execution of their respective offices or in relation thereto, except the same shall happen by or through their own willful act, negligence or default respectively.”

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement relating to Debt Securities of Credit Suisse Group.
1.2*	Form of Underwriting Agreement relating to Warrants of Credit Suisse Group.
1.3*	Form of Underwriting Agreement relating to Capital Securities of Credit Suisse Group.
1.4*	Form of Underwriting Agreement relating to Guaranteed Debt Securities of Credit Suisse Group.
1.5	Underwriting Agreement relating to Debt Securities of Credit Suisse.
4.1

Form of Senior Indenture between Credit Suisse Group and JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.2

Form of Subordinated Indenture between Credit Suisse Group and JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.3

Form of Senior Guaranteed Indenture among Credit Suisse Group Finance (Delaware) LLC I, JPMorgan Chase Bank, N.A., as trustee, and Credit Suisse Group, as guarantor (incorporated by reference to Exhibit 4.3 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.4**	Form of Senior Guaranteed Indenture among Credit Suisse Group Finance (Guernsey) Limited, JPMorgan Chase Bank, N.A., as trustee, and Credit Suisse Group, as guarantor.
4.6

Form of Subordinated Guaranteed Indenture among Credit Suisse Group Finance (Delaware) LLC I, JPMorgan Chase Bank, N.A., as trustee, and Credit Suisse Group, as guarantor (incorporated by reference to Exhibit 4.4 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.7**	Form of Subordinated Guaranteed Indenture among Credit Suisse Group Finance (Guernsey) Limited, JPMorgan Chase Bank, N.A., as trustee, and Credit Suisse Group, as guarantor.
4.9**	Trust Agreement of Credit Suisse Group Capital (Delaware) Trust I.
4.10**	Trust Agreement of Credit Suisse Group Capital (Delaware) Trust II.

4.11**	Trust Agreement of Credit Suisse Group Capital (Delaware) Trust III.
4.12**	Form of Amended and Restated Trust Agreement of Credit Suisse Group Capital (Delaware) Trust I.
4.13**	Form of Amended and Restated Trust Agreement of Credit Suisse Group Capital (Delaware) Trust II.
4.14**	Form of Amended and Restated Trust Agreement of Credit Suisse Group Capital (Delaware) Trust III.
4.15

Initial Limited Liability Company Agreement of Credit Suisse Group Capital (Delaware) LLC I (incorporated by reference to Exhibit 4.6 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.16**	Initial Limited Liability Company Agreement of Credit Suisse Group Capital (Delaware) LLC II.
4.17**	Initial Limited Liability Company Agreement of Credit Suisse Group Capital (Delaware) LLC III.
4.18**	Memorandum and Articles of Association of Credit Suisse Group Capital (Guernsey) Limited.
4.19**	Memorandum of Credit Suisse Group Capital (Guernsey) IX Limited.
4.20**	Memorandum of Credit Suisse Group Capital (Guernsey) X Limited.
4.21**	Form of Company Preferred Securities Subordinated Guarantee Agreement.
4.22**	Form of Trust Preferred Securities Subordinated Guarantee Agreement.
4.23	Form of Senior Debt Security of Credit Suisse Group (incorporated by reference to Exhibit 4.9 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).
4.24

Form of Subordinated Debt Security of Credit Suisse Group (incorporated by reference to Exhibit 4.10 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.25

Form of Senior Guaranteed Debt Security of Credit Suisse Group Finance (Delaware) LLC I, including the Form of Senior Guarantee endorsed thereon (incorporated by reference to Exhibit 4.11 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.26**	Form of Senior Guaranteed Debt Security of Credit Suisse Group Finance (Guernsey) Limited, including the Form of Senior Guarantee endorsed thereon.
4.28

Form of Subordinated Guaranteed Debt Security of Credit Suisse Group Finance (Delaware) LLC I, including the Form of Subordinated Guarantee endorsed thereon (incorporated by reference to Exhibit 4.12 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.29**	Form of Subordinated Guaranteed Debt Security of Credit Suisse Group Finance (Guernsey) Limited, including the Form of Subordinated Guarantee endorsed thereon.

4.31**	Form of Trust Preferred Security for Credit Suisse Group Capital (Delaware) Trust I (included in Exhibit 4.12).
4.32**	Form of Trust Preferred Security for Credit Suisse Group Capital (Delaware) Trust II (included in Exhibit 4.13).
4.33**	Form of Trust Preferred Security of Credit Suisse Group Capital (Delaware) Trust III (included in Exhibit 4.14).
4.34*	Form of Company Preferred Security.
4.35*	Form of Subordinated Debt Security issued in connection with Certain Capital Securities of Credit Suisse Group.
4.36*	Form of Debt Warrant Agreement for Warrants sold attached to Debt Securities.
4.37*	Form of Debt Warrant Agreement for Warrants sold alone.
4.38*	Form of Universal Warrant Agreement.
4.39*	Form of Equity Warrant Agreement.
4.40	Form of Share Certificate (incorporated by reference to Exhibit 2.2 to Credit Suisse Group’s registration statement on Form 20-F filed on September 21, 2001).
4.41

Articles of Association (STATUTEN) of Credit Suisse Group dated as of January 30, 2007 (incorporated by reference to Exhibit 1.1 to Credit Suisse Group’s Annual Report on Form 20-F filed on March 26, 2007).

4.42

Form of Deposit Agreement among Credit Suisse Group, Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit (a)(1) to Post-Effective Amendment No. 1 to Credit Suisse Group’s Registration Statement on Form F-6 (No. 333-13926)).

4.43

Form of Supplemental Agreement No. 1 to Deposit Agreement among Credit Suisse Group, Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 1 to Credit Suisse Group’s Registration Statement on Form F-6 (No. 333-13926)).

4.44	Form of Senior Indenture between Credit Suisse and The Bank of New York, as trustee.
4.45	Form of Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee.
4.46	Form of Senior Debt Security of Credit Suisse.
4.47	Form of Subordinated Debt Security of Credit Suisse.

4.48

Senior Indenture between Credit Suisse First Boston (USA), Inc. and The Chase Manhattan Bank, as trustee, dated June 1, 2001 (incorporated by reference to Exhibit 4.1 to Credit Suisse First Boston (USA), Inc.’s Registration Statement on Form S-3 filed on October 19, 2001 (No. 333-71850)).

4.49

Senior Indenture between Donaldson, Lufkin & Jenrette, Inc. and The Chase Manhattan Bank, as trustee, dated June 8, 1998 (incorporated by reference to Exhibit 4.1 to Donaldson, Lufkin & Jenrette, Inc.’s Registration Statement on Form S-3 filed on March 1, 2000 (No. 333-30928)).

4.50

Indenture between Donaldson, Lufkin & Jenrette, Inc. and The Chase Manhattan Bank, as trustee, dated September 3, 1997 (incorporated by reference to Exhibit 4.1 to Donaldson, Lufkin & Jenrette, Inc.’s Current Report on Form 8-K filed on September 9, 1997).

4.51

Indenture between Donaldson, Lufkin & Jenrette, Inc. and The Bank of New York, as trustee, dated October 25, 1995 (incorporated by reference to Exhibit 4.1 to Donaldson, Lufkin & Jenrette, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995).

4.52

First Supplemental Indenture among Credit Suisse (USA), Inc., Credit Suisse Group, Credit Suisse and The Bank of New York, as trustee, dated March 26, 2007, to the Senior Indenture, dated June 1, 2001.

4.53

First Supplemental Indenture among Credit Suisse (USA), Inc., Credit Suisse Group, Credit Suisse and The Bank of New York, as trustee, dated March 26, 2007, to the Senior Indenture, dated June 8, 1998.

4.54	Second Supplemental Indenture among Credit Suisse (USA), Inc., Credit Suisse Group, Credit Suisse and The Bank of New York, as trustee, dated March 26, 2007, to the Indenture, dated September 3, 1997.
4.55	First Supplemental Indenture among Credit Suisse (USA), Inc., Credit Suisse Group, Credit Suisse and The Bank of New York, as trustee, dated March 26, 2007, to the Indenture, dated October 25, 1995.
5.1**	Opinion of Cleary Gottlieb Steen & Hamilton LLP relating to securities of Credit Suisse Group.
5.2**	Opinion of Homburger relating to securities of Credit Suisse Group.
5.3**	Opinion of Richards, Layton & Finger, P.A
5.4**	Opinion of Carey Olsen.
5.5	Opinion of Cleary Gottlieb Steen & Hamilton LLP relating to securities of Credit Suisse and guarantees of Credit Suisse Group and Credit Suisse.
5.6	Opinion of Homburger relating to securities of Credit Suisse and guarantees of Credit Suisse Group and Credit Suisse.
12.1	Computation of ratio of earnings to fixed charges (Credit Suisse Group) (incorporated by reference to Exhibit 15.1 to Credit Suisse Group’s Annual Report on Form 20-F filed on March 26, 2007).

12.2	Computation of ratio of earnings to fixed charges (Credit Suisse) (incorporated by reference to Exhibit 7.1 to Credit Suisse Group’s report on Form 6-K filed on March 28, 2007).
23.1**	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).
23.2**	Consent of Homburger (included in Exhibit 5.2).
23.3**	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).
23.4**	Consent of Carey Olsen (included in Exhibit 5.4).
23.5	Consent of KPMG Klynveld Peat Marwick Goerdeler SA relating to Credit Suisse Group.
23.6	Consent of Cleary Gottlieb Steen & Hamilton LLP relating to Credit Suisse (included in Exhibit 5.5).
23.7	Consent of Homburger relating to Credit Suisse (included in Exhibit 5.6).
23.8	Consent of KPMG Klynveld Peat Marwick Goerdeler SA relating to Credit Suisse.
24.1	Powers of Attorney (included in the signature pages of this Registration Statement, except with respect to Richard E. Thornburgh, Member of the Board of Directors of Credit Suisse Group).
25.1**

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as trustee, under the indentures relating to Credit Suisse Group, as issuer, and the subordinated guarantee agreements in connection with the trust preferred securities and company preferred securities.

25.2**

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as trustee, under the indentures relating to Credit Suisse Group Finance (Delaware) LLC I, as issuer, and Credit Suisse Group, as guarantor.

25.3**

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as trustee, under the indentures relating to Credit Suisse Group Finance (Guernsey) Limited, as issuer, and Credit Suisse Group, as guarantor.

25.5**

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Chase Bank USA, National Association, as trustee, under the amended and restated trust agreement relating to Credit Suisse Group Capital (Delaware) Trust I.

25.6**

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Chase Bank USA, National Association, as trustee, under the amended and restated trust agreement relating to Credit Suisse Group Capital (Delaware) Trust II.

25.7**

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Chase Bank USA, National Association, as trustee, under the amended and restated trust agreement relating to Credit Suisse Group Capital (Delaware) Trust III.

25.8

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Senior Indenture between Credit Suisse First Boston (USA), Inc. and The Chase Manhattan Bank, as trustee, dated June 1, 2001, as supplemented.

25.9

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Senior Indenture between Donaldson, Lufkin & Jenrette, Inc. and The Chase Manhattan Bank, as trustee, dated June 8, 1998, as supplemented.

25.10

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Indenture between Donaldson, Lufkin & Jenrette, Inc. and The Chase Manhattan Bank, as trustee, dated September 3, 1997, as supplemented.

25.11

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Indenture between Donaldson, Lufkin & Jenrette, Inc. and The Bank of New York, as trustee, dated October 25, 1995, as supplemented.

25.12	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Senior Indenture between Credit Suisse and The Bank of New York, as trustee.
25.13

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee

*                    To be filed by amendment or incorporated by reference. Credit Suisse Group will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.

**             Filed previously.

Item 10. Undertakings

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Credit Suisse Group or Credit Suisse pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) In the case of Credit Suisse Group and Credit Suisse, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that Credit Suisse Group or Credit Suisse, as the case may be, includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Credit Suisse Group or Credit Suisse, as the case may be, pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)        Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Credit Suisse Group’s or Credit Suisse’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on the 29th day of March, 2007.

CREDIT SUISSE GROUP
By:	/s/ RENATO FASSBIND
Name: Renato Fassbind Title: Chief Financial Officer
By:	/s/ BEATRICE FISCHER
Name: Beatrice Fischer Title: Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 29th day of March, 2007.

Signature	Title
*	Chief Executive Officer, Credit Suisse Group
Oswald J. Grubel
/s/ RENATO FASSBIND	Chief Financial Officer (Principal Accounting Officer),
Renato Fassbind	Credit Suisse Group
*	Chairman of the Board of Directors, Credit Suisse Group
Walter B. Kielholz
*	Vice Chairman of the Board of Directors, Credit Suisse
Hans-Ulrich Doerig	Group
*	Director, Credit Suisse Group
Thomas W. Bechtler
*	Director, Credit Suisse Group
Robert H. Benmosche
*	Director, Credit Suisse Group
Peter Brabeck-Letmathe
*	Director, Credit Suisse Group
Noreen Doyle
*	Director, Credit Suisse Group
Jean Lanier
*	Director, Credit Suisse Group
Anton van Rossum
*	Director, Credit Suisse Group
Aziz R. D. Syriani
*	Director, Credit Suisse Group
David W. Syz
*	Director, Credit Suisse Group
Ernst Tanner
*	Director, Credit Suisse Group
Richard E. Thornburgh
*	Director, Credit Suisse Group
Peter F. Weibel
* By: /s/ RENATO FASSBIND
Name: Renato Fassbind
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the following capacity on the 29th day of March, 2007.

CREDIT SUISSE (USA), INC.	Authorized Representative in the United States
By:	/s/ D. NEIL RADEY
Name: D. Neil Radey
Title: General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on the 29th day of March, 2007.

CREDIT SUISSE
By:	/s/ RENATO FASSBIND
Title: Chief Financial Officer
Name: Renato Fassbind
By:	/s/ BEATRICE FISCHER
Name: Beatrice Fischer
Title: Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Renato Fassbind, Urs Rohner, Rolf Enderli, Gary Gluck, Kim Fox-Moertl, Peter J. Feeney, D. Neil Radey and Andrew M. Hutcher jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement on Form F-3 (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 29th day of March, 2007.

Signature	Title
/s/ OSWALD J. GRUBEL	Chief Executive Officer, Credit Suisse
Oswald J. Grubel
/s/ RENATO FASSBIND	Chief Financial Officer (Principal Accounting Officer), Credit Suisse
Renato Fassbind
/s/ WALTER B. KIELHOLZ	Chairman of the Board of Directors, Credit Suisse
Walter B. Kielholz
/s/ HANS-ULRICH DOERIG	Vice Chairman of the Board of Directors, Credit Suisse
Hans-Ulrich Doerig
/s/ THOMAS W. BECHTLER	Director, Credit Suisse
Thomas W. Bechtler
/s/ ROBERT H. BENMOSCHE	Director, Credit Suisse
Robert H. Benmosche
/s/ PETER BRABECK-LETMATHE	Director, Credit Suisse
Peter Brabeck-Letmathe
/s/ NOREEN DOYLE	Director, Credit Suisse
Noreen Doyle
/s/ JEAN LANIER	Director, Credit Suisse
Jean Lanier
/s/ ANTON VAN ROSSUM	Director, Credit Suisse
Anton van Rossum

/s/ AZIZ R. D. SYRIANI	Director, Credit Suisse
Aziz R. D. Syriani
/s/ DAVID W. SYZ	Director, Credit Suisse
David W. Syz
/s/ ERNST TANNER	Director, Credit Suisse
Ernst Tanner
/s/ RICHARD E. THORNBURGH	Director, Credit Suisse
Richard E. Thornburgh
/s/ PETER F. WEIBEL	Director, Credit Suisse
Peter F. Weibel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the following capacity on the 29th day of March, 2007.

	CREDIT SUISSE (USA), INC.	Authorized Representative in the United States
By:	/s/ D. NEIL RADEY
Name: D. Neil Radey
Title: General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of March, 2007.

CREDIT SUISSE (USA), INC.
By:	/s/ PAUL J. O’KEEFE
Name: Paul J. O’Keefe
Title: Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Paul J. O’Keefe, Peter J. Feeney, Gary Gluck, D. Neil Radey and Andrew M. Hutcher, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement on Form F-3 (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 29th day of March, 2007.

Signature	Title
/s/ BRADY W. DOUGAN	Director and Chief Executive Officer, Credit Suisse (USA), Inc.
Brady W. Dougan
/s/ PAUL J. O’KEEFE	Chief Financial Officer (Principal Accounting Officer),
Paul J. O’Keefe	Credit Suisse (USA), Inc.
/s/ CARLOS ONIS	Director
Carlos Onis
/s/ KEN WEINER	Director
Ken Weiner
/s/ LEWIS H. WIRSHBA	Director
Lewis H. Wirshba

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland and Guernsey, Channel Islands, on the 29th day of March, 2007.

CREDIT SUISSE GROUP FINANCE (DELAWARE) LLC I
By:	/s/ MARK A. HOYOW
	Name:	Mark A. Hoyow
	Title:	Chief Executive Officer and President
By:	/s/ ANTHONY L. LE CONTE
	Name:	Anthony L. Le Conte
	Title:	Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 29th day of March, 2007.

	Name	Title
	/s/ MARK A. HOYOW	Chief Executive Officer and President
Mark A. Hoyow
	/s/ ANTHONY L. LE CONTE	Officer
Anthony L. Le Conte
	/s/ ROLF ENDERLI	Officer
Rolf Enderli
	*	Officer
Kim Fox-Moertl
	*	Officer
Annette Hunter
* By:	/s/ ANTHONY L. LE CONTE
Name:	Anthony L. LeConte
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guernsey, Channel Islands, on the 29th day of March, 2007.

CREDIT SUISSE GROUP FINANCE (GUERNSEY) LIMITED
By:	/s/ MARK A. HOYOW
	Name:	Mark A. Hoyow
	Title:	Member of the Board of Directors
By:	/s/ ANTHONY L. LE CONTE
	Name:	Anthony L. Le Conte
	Title:	Member of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 29th day of March, 2007.

Name	Title
/s/ ROY MCGREGOR	Member of the Board of Directors
Roy McGregor
/s/ MARK A. HOYOW	Member of the Board of Directors
Mark A. Hoyow
/s/ ROGER RIMANN	Member of the Board of Directors
Roger Rimann
*	Member of the Board of Directors
John E. Langlois
/s/ ANTHONY L. LE CONTE	Member of the Board of Directors
Anthony L. Le Conte
*	Member of the Board of Directors
Rene Stalder

/s/ KIM FOX-MOERTL		Member of the Board of Directors
Kim Fox-Moertl
* By:	/s/ ANTHONY L. LECONTE
Name:	Anthony L. LeConte
Attorney-in-fact
Credit Suisse (USA), Inc.		Authorized Representative in the United States
By:	/s/ D. NEIL RADEY
Name:	D. Neil Radey
Title:	General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guernsey, Channel Islands, on the 29th day of March, 2007.

CREDIT SUISSE GROUP CAPITAL (GUERNSEY)
LIMITED
By:	/s/ ROY MCGREGOR
	Name:	Roy McGregor
	Title:	Officer and Member of the Board of Directors
By:	/s/ ANTHONY L. LE CONTE
	Name:	Anthony L. Le Conte
	Title:	Officer and Member of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 29th day of March, 2007.

Name	Title
/s/ ROY MCGREGOR	Officer and Member of the Board of Directors
Roy McGregor
/s/ ANTHONY L. LE CONTE	Officer and Member of the Board of Directors
Anthony L. Le Conte
*	Member of the Board of Directors
John E. Langlois
*	Officer and Member of the Board of Directors
Kim Fox-Moertl

*By:	/s/ ANTHONY L. LE CONTE
Name: Anthony L. LeConte
Attorney-in-fact

CREDIT SUISSE (USA), INC.

By:	/s/ D. NEIL RADEY		Authorized Representative in the United States
	Name:	D. Neil Radey
	Title:	General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guernsey, Channel Islands, on the 29th day of March, 2007.

CREDIT SUISSE GROUP CAPITAL (GUERNSEY)
IX LIMITED
By:	/s/ MARK A. HOYOW
	Name:	Mark A. Hoyow
	Title:	Officer and Member of the Board of Directors
By:	/s/ ANTHONY L. LE CONTE
	Name:	Anthony L. Le Conte
	Title:	Member of the Board of Directors and Company Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 29th day of March, 2007.

Name	Title
*	Officer and Member of the Board of Directors
Kim Fox-Moertl
/s/ MARK A. HOYOW	Officer and Member of the Board of Directors
Mark A. Hoyow
/s/ ANTHONY L. LE CONTE	Member of the Board of Directors and Company Secretary
Anthony L. Le Conte
/s/ ROY MCGREGOR	Officer and Member of the Board of Directors
Roy McGregor

*By:	/s/ ANTHONY L. LE CONTE
Name: Anthony L. LeConte
Attorney-in-fact

CREDIT SUISSE (USA), INC.

By:	/s/ D. NEIL RADEY		Authorized Representative in the United States
	Name:	D. Neil Radey
	Title:	General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guernsey, Channel Islands, on the 29th day of March, 2007.

CREDIT SUISSE GROUP CAPITAL (GUERNSEY)
X LIMITED
By:	/s/ MARK A. HOYOW
	Name:	Mark A. Hoyow
	Title:	Officer and Member of the Board of Directors
By:	/s/ ANTHONY L. LE CONTE
	Name:	Anthony L. Le Conte
	Title:	Member of the Board of Directors and Company Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 29th day of March, 2007.

Name	Title
*	Officer and Member of the Board of Directors
Kim Fox-Moertl
/s/ MARK A. HOYOW	Officer and Member of the Board of Directors
Mark A. Hoyow
/s/ ANTHONY L. LE CONTE	Member of the Board of Directors and Company Secretary
Anthony L. Le Conte
/s/ ROY MCGREGOR	Officer and Member of the Board of Directors
Roy McGregor

*By:	/s/ ANTHONY L. LE CONTE
Name: Anthony L. LeConte
Attorney-in-fact

CREDIT SUISSE (USA), INC.

By:	/s/ D. NEIL RADEY		Authorized Representative in the United States
	Name:	D. Neil Radey
	Title:	General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guernsey, Channel Islands, and Zurich, Switzerland, on the 29th day of March, 2007.

CREDIT SUISSE GROUP CAPITAL (DELAWARE)
TRUST I
By: CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC I
By:	/s/ MARK A. HOYOW
	Name:	Mark A. Hoyow
	Title:	Chief Executive Officer and President
By:	/s/ ANTHONY L. LE CONTE
	Name:	Anthony L. Le Conte
	Title:	Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 29th day of March, 2007.

Name		Title
CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC I		Grantor
By:	/s/ MARK A. HOYOW
Name:	Mark A. Hoyow
Title:	Chief Executive Officer and President
By:	/s/ ANTHONY L. LE CONTE
Name:	Anthony L. Le Conte
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guernsey, Channel Islands, and Zurich, Switzerland, on the 29th day of March, 2007.

CREDIT SUISSE GROUP CAPITAL (DELAWARE)
TRUST II
By: CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC II
By:	/s/ MARK A. HOYOW
	Name:	Mark A. Hoyow
	Title:	Chief Executive Officer and President
By:	/s/ ANTHONY L. LE CONTE
	Name:	Anthony L. Le Conte
	Title:	Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 29th day of March, 2007.

Name		Title
CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC II		Grantor
By:	/s/ MARK A. HOYOW
Name:	Mark A. Hoyow
Title:	Chief Executive Officer and President
By:	/s/ ANTHONY L. LE CONTE
Name:	Anthony L. Le Conte
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guernsey, Channel Islands, and Zurich, Switzerland, on the 29th day of March, 2007.

CREDIT SUISSE GROUP CAPITAL (DELAWARE)
TRUST III
By: CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC III
By:	/s/ MARK A. HOYOW
	Name:	Mark A. Hoyow
	Title:	Chief Executive Officer and President
By:	/s/ ANTHONY L. LE CONTE
	Name:	Anthony L. Le Conte
	Title:	Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 29th day of March, 2007.

Name		Title
CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC III		Grantor
By:	/s/ MARK A. HOYOW
Name:	Mark A. Hoyow
Title:	Chief Executive Officer and President
By:	/s/ ANTHONY L. LE CONTE
Name:	Anthony L. Le Conte
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guernsey, Channel Islands and Zurich, Switzerland, on the 29th day of March, 2007.

CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC I
By:	/s/ MARK A. HOYOW
	Name:	Mark A. Hoyow
	Title:	Chief Executive Officer and President
By:	/s/ ANTHONY L. LE CONTE
	Name:	Anthony L. Le Conte
	Title:	Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 29th day of March, 2007.

Name		Title

/s/ MARK A. HOYOW		Chief Executive Officer and President
Mark A. Hoyow
/s/ ANTHONY L. LE CONTE		Officer
Anthony L. Le Conte
/s/ ROLF ENDERLI		Officer
Rolf Enderli
*		Officer
Kim Fox-Moertl
*By:	/s/ ANTHONY L. LE CONTE
Name:	Anthony L. LeConte
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guernsey, Channel Islands, and Zurich, Switzerland, on the 29th day of March, 2007.

CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC II
By:	/s/ MARK A. HOYOW
	Name:	/s/ Mark A. Hoyow
	Title:	Chief Executive Officer and President
By:	/s/ ANTHONY L. Le CONTE
	Name:	Anthony L. Le Conte
	Title:	Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 29th day of March, 2007.

	Name	Title
/s/ MARK A. HOYOW		Chief Executive Officer and President
Mark A. Hoyow
/s/ ANTHONY L. Le CONTE		Officer
Anthony L. Le Conte
/s/ ROLF ENDERLI		Officer
Rolf Enderli
*		Officer
Kim Fox-Moertl
*By:	/s/ ANTHONY L. LE CONTE
Name:	Anthony L. LeConte
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guernsey, Channel Islands, and Zurich, Switzerland, on the 29th day of March, 2007.

CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC III
By:	/s/ MARK A. HOYOW
	Name:	Mark A. Hoyow
	Title:	Chief Executive Officer and President
By:	/s/ ANTHONY L. Le CONTE
	Name:	Anthony L. Le Conte
	Title:	Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 29th day of March, 2007.

Name		Title
/s/ MARK A. HOYOW		Chief Executive Officer and President
Mark A. Hoyow
/s/ ANTHONY L. Le CONTE		Officer
Anthony L. Le Conte
/s/ ROLF ENDERLI		Officer
Rolf Enderli
*		Officer
Kim Fox-Moertl

*By:	/s/ ANTHONY L. LE CONTE
Name:	Anthony L. LeConte
Attorney-in-fact

INDEX TO EXHIBITS

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement relating to Debt Securities of Credit Suisse Group.
1.2*	Form of Underwriting Agreement relating to Warrants of Credit Suisse Group.
1.3*	Form of Underwriting Agreement relating to Capital Securities of Credit Suisse Group.
1.4*	Form of Underwriting Agreement relating to Guaranteed Debt Securities of Credit Suisse Group.
1.5	Underwriting Agreement relating to Debt Securities of Credit Suisse.
4.1

Form of Senior Indenture between Credit Suisse Group and JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.2

Form of Subordinated Indenture between Credit Suisse Group and JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.3

Form of Senior Guaranteed Indenture among Credit Suisse Group Finance (Delaware) LLC I, JPMorgan Chase Bank, N.A., as trustee, and Credit Suisse Group, as guarantor (incorporated by reference to Exhibit 4.3 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.4**	Form of Senior Guaranteed Indenture among Credit Suisse Group Finance (Guernsey) Limited, JPMorgan Chase Bank, N.A., as trustee, and Credit Suisse Group, as guarantor.
4.6

Form of Subordinated Guaranteed Indenture among Credit Suisse Group Finance (Delaware) LLC I, JPMorgan Chase Bank, N.A., as trustee, and Credit Suisse Group, as guarantor (incorporated by reference to Exhibit 4.4 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.7**	Form of Subordinated Guaranteed Indenture among Credit Suisse Group Finance (Guernsey) Limited, JPMorgan Chase Bank, N.A., as trustee, and Credit Suisse Group, as guarantor.
4.9**	Trust Agreement of Credit Suisse Group Capital (Delaware) Trust I.
4.10**	Trust Agreement of Credit Suisse Group Capital (Delaware) Trust II.
4.11**	Trust Agreement of Credit Suisse Group Capital (Delaware) Trust III.
4.12**	Form of Amended and Restated Trust Agreement of Credit Suisse Group Capital (Delaware) Trust I.
4.13**	Form of Amended and Restated Trust Agreement of Credit Suisse Group Capital (Delaware) Trust II.
4.14**	Form of Amended and Restated Trust Agreement of Credit Suisse Group Capital (Delaware) Trust III.
4.15

Initial Limited Liability Company Agreement of Credit Suisse Group Capital (Delaware) LLC I (incorporated by reference to Exhibit 4.6 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.16**	Initial Limited Liability Company Agreement of Credit Suisse Group Capital (Delaware) LLC II.
4.17**	Initial Limited Liability Company Agreement of Credit Suisse Group Capital (Delaware) LLC III.
4.18**	Memorandum and Articles of Association of Credit Suisse Group Capital (Guernsey) Limited.
4.19**	Memorandum of Credit Suisse Group Capital (Guernsey) IX Limited.
4.20**	Memorandum of Credit Suisse Group Capital (Guernsey) X Limited.
4.21**	Form of Company Preferred Securities Subordinated Guarantee Agreement.
4.22**	Form of Trust Preferred Securities Subordinated Guarantee Agreement.
4.23	Form of Senior Debt Security of Credit Suisse Group (incorporated by reference to Exhibit 4.9 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).
4.24

Form of Subordinated Debt Security of Credit Suisse Group (incorporated by reference to Exhibit 4.10 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.25

Form of Senior Guaranteed Debt Security of Credit Suisse Group Finance (Delaware) LLC I, including the Form of Senior Guarantee endorsed thereon (incorporated by reference to Exhibit 4.11 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.26**	Form of Senior Guaranteed Debt Security of Credit Suisse Group Finance (Guernsey) Limited, including the Form of Senior Guarantee endorsed thereon.
4.28

Form of Subordinated Guaranteed Debt Security of Credit Suisse Group Finance (Delaware) LLC I, including the Form of Subordinated Guarantee endorsed thereon (incorporated by reference to Exhibit 4.12 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).

4.29**	Form of Subordinated Guaranteed Debt Security of Credit Suisse Group Finance (Guernsey) Limited, including the Form of Subordinated Guarantee endorsed thereon.
4.31**	Form of Trust Preferred Security for Credit Suisse Group Capital (Delaware) Trust I (included in Exhibit 4.12).
4.32**	Form of Trust Preferred Security for Credit Suisse Group Capital (Delaware) Trust II (included in Exhibit 4.13).
4.33**	Form of Trust Preferred Security of Credit Suisse Group Capital (Delaware) Trust III (included in Exhibit 4.14).
4.34*	Form of Company Preferred Security.
4.35*	Form of Subordinated Debt Security issued in connection with Certain Capital Securities of Credit Suisse Group.
4.36*	Form of Debt Warrant Agreement for Warrants sold attached to Debt Securities.
4.37*	Form of Debt Warrant Agreement for Warrants sold alone.

4.38*	Form of Universal Warrant Agreement.
4.39*	Form of Equity Warrant Agreement.
4.40	Form of Share Certificate (incorporated by reference to Exhibit 2.2 to Credit Suisse Group’s registration statement on Form 20-F filed on September 21, 2001).
4.41

Articles of Association (STATUTEN) of Credit Suisse Group dated as of January 30, 2007 (incorporated by reference to Exhibit 1.1 to Credit Suisse Group’s Annual Report on Form 20-F filed on March 26, 2007).

4.42

Form of Deposit Agreement among Credit Suisse Group, Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit (a)(1) to Post-Effective Amendment No. 1 to Credit Suisse Group’s Registration Statement on Form F-6 (No. 333-13926)).

4.43

Form of Supplemental Agreement No. 1 to Deposit Agreement among Credit Suisse Group, Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 1 to Credit Suisse Group’s Registration Statement on Form F-6 (No. 333-13926)).

4.44	Form of Senior Indenture between Credit Suisse and The Bank of New York, as trustee.
4.45	Form of Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee.
4.46	Form of Senior Debt Security of Credit Suisse.
4.47	Form of Subordinated Debt Security of Credit Suisse.
4.48

Senior Indenture between Credit Suisse First Boston (USA), Inc. and The Chase Manhattan Bank, as trustee, dated June 1, 2001 (incorporated by reference to Exhibit 4.1 to Credit Suisse First Boston (USA), Inc.’s Registration Statement on Form S-3 filed on October 19, 2001 (No. 333-71850)).

4.49

Senior Indenture between Donaldson, Lufkin & Jenrette, Inc. and The Chase Manhattan Bank, as trustee, dated June 8, 1998 (incorporated by reference to Exhibit 4.1 to Donaldson, Lufkin & Jenrette, Inc.’s Registration Statement on Form S-3 filed on March 1, 2000 (No. 333-30928)).

4.50

Indenture between Donaldson, Lufkin & Jenrette, Inc. and The Chase Manhattan Bank, as trustee, dated September 3, 1997 (incorporated by reference to Exhibit 4.1 to Donaldson, Lufkin & Jenrette, Inc.’s Current Report on Form 8-K filed on September 9, 1997).

4.51

Indenture between Donaldson, Lufkin & Jenrette, Inc. and The Bank of New York, as trustee, dated October 25, 1995 (incorporated by reference to Exhibit 4.1 to Donaldson, Lufkin & Jenrette, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995).

4.52

First Supplemental Indenture among Credit Suisse (USA), Inc., Credit Suisse Group, Credit Suisse and The Bank of New York, as trustee, dated March 26, 2007, to the Senior Indenture, dated June 1, 2001.

4.53

First Supplemental Indenture among Credit Suisse (USA), Inc., Credit Suisse Group, Credit Suisse and The Bank of New York, as trustee, dated March 26, 2007, to the Senior Indenture, dated June 8, 1998.

4.54	Second Supplemental Indenture among Credit Suisse (USA), Inc., Credit Suisse Group, Credit Suisse and The Bank of New York, as trustee, dated March 26, 2007, to the Indenture, dated September 3, 1997.
4.55	First Supplemental Indenture among Credit Suisse (USA), Inc., Credit Suisse Group, Credit Suisse and The Bank of New York, as trustee, dated March 26, 2007, to the Indenture, dated October 25, 1995.
5.1**	Opinion of Cleary Gottlieb Steen & Hamilton LLP relating to securities of Credit Suisse Group.
5.2**	Opinion of Homburger relating to securities of Credit Suisse Group.
5.3**	Opinion of Richards, Layton & Finger, P.A
5.4**	Opinion of Carey Olsen.
5.5	Opinion of Cleary Gottlieb Steen & Hamilton LLP relating to securities of Credit Suisse and guarantees of Credit Suisse Group and Credit Suisse.
5.6	Opinion of Homburger relating to securities of Credit Suisse and guarantees of Credit Suisse Group and Credit Suisse.
12.1	Computation of ratio of earnings to fixed charges (Credit Suisse Group) (incorporated by reference to Exhibit 15.1 to Credit Suisse Group’s Annual Report on Form 20-F filed on March 26, 2007).
12.2	Computation of ratio of earnings to fixed charges (Credit Suisse) (incorporated by reference to Exhibit 7.1 to Credit Suisse Group’s report on Form 6-K filed on March 28, 2007).
23.1**	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).
23.2**	Consent of Homburger (included in Exhibit 5.2).
23.3**	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).
23.4**	Consent of Carey Olsen (included in Exhibit 5.4).
23.5	Consent of KPMG Klynveld Peat Marwick Goerdeler SA relating to Credit Suisse Group.
23.6	Consent of Cleary Gottlieb Steen & Hamilton LLP relating to Credit Suisse (included in Exhibit 5.5).
23.7	Consent of Homburger relating to Credit Suisse (included in Exhibit 5.6).
23.8	Consent of KPMG Klynveld Peat Marwick Goerdeler SA relating to Credit Suisse.
24.1	Powers of Attorney (included in the signature pages of this Registration Statement, except with respect to Richard E. Thornburgh, Member of the Board of Directors of Credit Suisse Group).
25.1**

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as trustee, under the indentures relating to Credit Suisse Group, as issuer, and the subordinated guarantee agreements in connection with the trust preferred securities and company preferred securities.

25.2**

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as trustee, under the indentures relating to Credit Suisse Group Finance (Delaware) LLC I, as issuer, and Credit Suisse Group, as guarantor.

25.3**

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as trustee, under the indentures relating to Credit Suisse Group Finance (Guernsey) Limited, as issuer, and Credit Suisse Group, as guarantor.

25.5**

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Chase Bank USA, National Association, as trustee, under the amended and restated trust agreement relating to Credit Suisse Group Capital (Delaware) Trust I.

25.6**

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Chase Bank USA, National Association, as trustee, under the amended and restated trust agreement relating to Credit Suisse Group Capital (Delaware) Trust II.

25.7**

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Chase Bank USA, National Association, as trustee, under the amended and restated trust agreement relating to Credit Suisse Group Capital (Delaware) Trust III.

25.8

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Senior Indenture between Credit Suisse First Boston (USA), Inc. and The Chase Manhattan Bank, as trustee, dated June 1, 2001, as supplemented.

25.9

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Senior Indenture between Donaldson, Lufkin & Jenrette, Inc. and The Chase Manhattan Bank, as trustee, dated June 8, 1998, as supplemented.

25.10

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Indenture between Donaldson, Lufkin & Jenrette, Inc. and The Chase Manhattan Bank, as trustee, dated September 3, 1997, as supplemented.

25.11

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Indenture between Donaldson, Lufkin & Jenrette, Inc. and The Bank of New York, as trustee, dated October 25, 1995, as supplemented.

25.12	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Senior Indenture between Credit Suisse and The Bank of New York, as trustee.
25.13

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee.

*                    To be filed by amendment or incorporated by reference. Credit Suisse Group will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.

**             Filed previously.